                                                                   EXHIBIT 10.42

         WHEREAS, Cingular Wireless Corporation is the manager of Cingular Wireless LLC (the "Company"); and

         WHEREAS, SBC Communications, Inc. ("SBC") maintains, for the benefit of certain highly compensated and key management employees, the (1) the Supplemental Retirement Income Plan ("SRIP"), (2) the Pension Make Up Plan, (3) the Supplemental Life Insurance Plan, (3) the Salary and Incentive Award Deferral Plan ("SIAD"), (4) the Senior Management Long Term Disability Plan and
(5) the Executive Health Plan (collectively the "SBC Plans") (copies of such plans are attached as Exhibit A hereto); and

         WHEREAS, certain former SBC employees, who have been contributed to the Company or an affiliate of the Company, were eligible to participate and receive benefits under the SBC Plans (the "Transition Executives"); and

         WHEREAS, the Transition Executives are identified by name and the SBC Plan(s) in which they participated on Exhibit B hereto; and

         WHEREAS, the Company desires to adopt the provisions and benefits of the SBC Plans into a new Company plan for the Transition Executives, so that they may continue to benefit from the provisions of the SBC Plans following their contribution to the Company; and

         WHEREAS, the new plan shall be known as the Cingular Wireless SBC Transition Executive Benefit Plan (the "Cingular Plan"); and

         WHEREAS, the terms of the Cingular Plan shall incorporate by reference the terms of the SBC Plans and shall be the same terms as in effect for the SBC Plans on October 28, 2001, including any amendments adopted through such date, unless otherwise provided in these resolutions or in Exhibit C hereto; and

         WHEREAS, the benefits provided to the Transition Executives under the Cingular Plan shall be in lieu of the benefits such employees would have been entitled to receive under the SBC Plans and shall be offset against any benefits payable under the SBC Plans for any reason; and

         WHEREAS, the Transition Executives, as identified in Exhibit B, shall be the only employees of the Company and its affiliates eligible to participate and receive benefits under the Cingular Plan and no other employees of the Company or its affiliates shall be permitted to participate in the Cingular Plan;

         NOW, THEREFORE, BE IT RESOLVED, that the Cingular Plan, as described herein, is hereby approved and adopted as presented to the Board; provided, the Senior Vice President of Human Resources of the Company is hereby authorized to approve and execute a plan document for the Cingular Plan as he deems appropriate based on the advice of counsel;

         FURTHER RESOLVED, that with regard to the Supplemental Life Insurance Plan, the Company is authorized to receive an assignment of all of SBC's obligations, rights and interests in the Supplemental Life Insurance Plan and any underlying policies of insurance, including the obligation to administer the plan and pay any required company contributions;

         FURTHER RESOLVED, that the Cingular Plan shall be administered by the Senior Vice President - Human Resources of the Company and his delegates; provided, however, that the Senior Vice President - Human Resources shall be permitted to appoint third party administrators to assist in the administration of the Cingular Plan;

         FURTHER RESOLVED, that the Company reserves the unilateral right to modify, amend or terminate the Cingular Plan at any time for any reason, including the right to merge the Cingular Plan or any benefit under it into another Company benefit plan that may provide for different benefits than the Cingular Plan;

         FURTHER RESOLVED, that the Chief Operating Officer, the Chief Financial Officer, and the Senior Vice President of Human Resources of the Company are hereby authorized to approve amendments to the Cingular Plan from time to time as they deem necessary or appropriate consistent with the Company's employee benefit policies and based on the input of the Human Resources division, Finance division and other applicable divisions within the Company; provided, no such amendment which is reasonably expected to result in an increase in annual plan expense shall be effective without the approval of the Board;

         FURTHER RESOLVED, that the appropriate officers of the Company and its affiliates are hereby authorized to execute such other documents and to take such actions as they may deem necessary or appropriate to implement the Cingular Plan and to carry out the intent and purposes of the foregoing resolutions as shall be necessary to comply with the requirements of the Internal Revenue Code, the Employee Retirement Income Security Act and all other applicable laws; and

         RESOLVED, all prior actions taken by any officer of the Corporation and any officers of the Company in connection with the foregoing resolutions are hereby ratified.

                                   EXHIBIT A

[SBC LOGO]
           SBC Communications Inc.


                      SUPPLEMENTAL RETIREMENT INCOME PLAN


                                            Effective: January 1, 1984
                                            Revisions Effective: October 1, 2000



                      SUPPLEMENTAL RETIREMENT INCOME PLAN

                               TABLE OF CONTENTS

Section                                                                  Page
-------                                                                  ----
1.       Purpose                                                          1
2.       Definitions                                                      1
3.       Plan ("SRIP") Benefits                                           5
         3.1      Termination of Employment/Vesting                       5
         3.2      Disability                                              7
         3.3      Benefit Payout Alternatives                             7
4.       Death Benefits                                                  10
         4.1      Death                                                  10
         4.2      Disability                                             10
         4.3      Termination of Employment                              11
5.       Payment                                                         11
         5.1      Commencement of Payments                               11
         5.2      Withholding; Unemployment Taxes                        11
         5.3      Recipients of Payments; Designation
                  of Beneficiary                                         11
         5.4      Additional Benefit                                     11
         5.5      No Other Benefits                                      12
         5.6      Small Benefit                                          12
         5.7      Special Increases                                      12
6.       Conditions Related to Benefits                                  14
         6.1      Administration of Plan                                 14
         6.2      No Right to SBC Assets                                 14
         6.3      Trust Fund                                             14
         6.4      No Employment Rights                                   14
         6.5      Modification or Termination of Plan                    15
         6.6      Offset                                                 16
         6.7      Change in Status                                       16
7.       Miscellaneous                                                   16
         7.1      Nonassignability                                       16
         7.2      Non-Competition                                        16
         7.3      Notice                                                 17
         7.4      Validity                                               18
         7.5      Applicable Law                                         18
         7.6      Plan Provisions in Effect Upon
                  Termination of Employment                              18
Attachment (Agreement)

                      SUPPLEMENTAL RETIREMENT INCOME PLAN

1. PURPOSE. The purpose of the Supplemental Retirement Income Plan ("Plan") is to provide Eligible Employees with retirement benefits to supplement benefits payable pursuant to SBC's qualified group pension plans.

2. DEFINITIONS. For purposes of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

         ADMINISTRATIVE COMMITTEE. "Administrative Committee" means a Committee consisting of the Senior Executive Vice President-Human Resources and two or more other members designated by the Senior Executive Vice President-Human Resources who shall administer the Plan.

         AGREEMENT. "Agreement" means the written agreement (substantially in the form attached to this Plan) that shall be entered into between SBC by the Senior Executive Vice President-Human Resources and a Participant to carry out the Plan with respect to such Participant. Entry into a new Agreement shall not be required upon amendment of the Plan or upon an increase in a Participant's Retirement Percent (which increase shall nevertheless be utilized to determine the Participant's benefits hereunder even though not reflected in the Participant's Agreement), except entry into a new Agreement shall be required in the case of an amendment which alters, to the detriment of a Participant, the benefits described in this Plan as applicable to such Participant (See Section 6.5). Such new Agreement shall operate as the written consent required by Section 6.5 of the Participant to such amendment.

         BENEFICIARY. "Beneficiary" shall mean any beneficiary or beneficiaries designated by the Eligible Employee pursuant to the SBC Rules for Employee Beneficiary Designations as may hereafter be amended from time-to-time ("Rules").

         CHAIRMAN. "Chairman" shall mean the Chairman of the Board of SBC Communications Inc.

         DISABILITY. "Disability" means any Termination of Employment prior to being Retirement Eligible that the Administrative Committee, in its complete and sole discretion, determines is by reason of a Participant's total and permanent disability. The Administrative Committee may require that the Participant submit to an examination by a competent physician or medical clinic selected by the Administrative Committee. On the basis of such medical evidence, the determination of the Administrative Committee as to whether or not a condition of total and permanent disability exists shall be conclusive.

EARNINGS. "Earnings" means for a given calendar year the Participant's: (1) bonus made as a short term award during the calendar year but not exceeding 200% of the target amount of such bonus (or such other portion of the bonus as may be determined by the Human Resources Committee of the Board of SBC), plus
(2) base salary before reduction due to any contribution pursuant to any deferred compensation plan or agreement provided by SBC, including but not limited to compensation deferred in accordance with Section 401(k) of the Internal Revenue Code.

ELIGIBLE EMPLOYEE.   "Eligible Employee" means an Officer or a non-Officer
employee of any SBC company who is designated by the Chairman as eligible to participate in the Plan. Effective on and after July 1, 1994, only an Officer may become an Eligible Employee.

FINAL AVERAGE EARNINGS.   "Final Average Earnings" means the average of the
Participant's Monthly Earnings for the thirty-six (36) consecutive months out of the one hundred twenty (120) months next preceding the Participant's Termination of Employment which yields the highest average earnings. If the Participant has fewer than thirty-six (36) months of employment, the average shall be taken over his or her period of employment.

IMMEDIATE ANNUITY VALUE.   "Immediate Annuity Value" means the annual amount of
annuity payments that would be paid out of a plan on a single life annuity basis if payment of the plan's benefit was commenced immediately upon Termination of Employment, notwithstanding the form of payment of the plan's benefit actually made to the Participant (i.e., joint and survivor annuity, lump sum, etc.) and notwithstanding the actual commencement date of the payment of such benefit.

MID-CAREER HIRE.   "Mid-Career Hire" means an individual hired or rehired at
age 35 or older (i) into a position eligible for benefits under this Plan or
(ii) who is
subsequently promoted to a position eligible for benefits under this Plan.

MONTHLY EARNINGS. "Monthly Earnings" means one-twelfth (1/12) of Earnings.

OFFICER. "Officer" shall mean an individual who is designated by the Chairman as eligible to participate in the Plan who is an elected officer of SBC or of any SBC subsidiary (direct or indirect).

PARTICIPANT. A "Participant" means an Eligible Employee who has entered into an Agreement to Participate in the Plan.

RETIREMENT. "Retirement" shall mean the Termination of Employment of an Eligible Employee for reasons other than death, on or after the earlier of the following dates: (1) the date the Eligible Employee is Retirement Eligible or
(2) the date the Eligible Employee has attained one of the following combinations of age and service at Termination of Employment on or after April 1, 1997, except as otherwise indicated below:

         Net Credited Service                Age
         --------------------                ---
         10 years or more                    65 or older
         20 years or more                    55 or older
         25 years or more                    50 or older
         30 years or more                    Any age

With respect to an Eligible Employee who is granted an EMP Service Pension under and pursuant to the provisions of the SBC Pension Benefit Plan -- Nonbargained Program ("SBCPBP") upon Termination of Employment, the term "Retirement" shall include such Eligible Employee's Termination of Employment.

RETIREMENT ELIGIBLE. "Retirement Eligible" or "Retirement Eligibility" means that a Participant has attained age 55; provided, however, if (1) the Participant is, or has been within the one year period immediately preceding the relevant date, an Officer with 30 or more Years of Service and has not attained age 55, or 2) the Participant has 15 or more Years of Service and has not attained age 55 and is, or has been within the one year period immediately preceding the relevant date, the Chairman or a Direct Reporting Officer as such term is defined in SBC's Schedule of Authorizations, he shall nevertheless be deemed to be

         Retirement Eligible. Note: Any reference in any other SBC plan to a person being eligible to retire with an immediate pension pursuant to the SBC Supplemental Retirement Income Plan shall be interpreted as having the same meaning as the term Retirement Eligible.

         RETIREMENT PERCENT. "Retirement Percent" means the percent specified in the Agreement with the Participant which establishes a Target Retirement Benefit (see Section 3.1) as a percentage of Final Average Earnings.

         SBC. "SBC" means SBC Communications Inc.

         SERVICE FACTOR. "Service Factor" means, unless otherwise agreed in writing by the Participant and SBC, either (a) a deduction of 1.43 percent, or .715 percent for Mid-Career Hires, multiplied by the number by which (i) thirty-five (or thirty in the case of an Officer) exceeds (ii) the number of Years of Service of the Participant, or (b) a credit of 0.71 percent multiplied by the number by which (i) the number of Years of Service of the Participant exceeds (ii) thirty-five (or thirty in the case of an Officer). For purposes of the above computation, a deduction shall result in the Service Factor being subtracted from the Retirement Percent whereas a credit shall result in the Service Factor being added to the Retirement Percent.

         TERMINATION OF EMPLOYMENT. "Termination of Employment" means the ceasing of the Participant's employment from the SBC controlled group of companies for any reason whatsoever, whether voluntarily or involuntarily.

         YEAR. A "Year" is a period of twelve (12) consecutive calendar months.

         YEAR OF SERVICE. "Year of Service" means each complete Year of continuous, full-time service as an employee beginning on the date when a Participant first began such continuous employment with any SBC company and on each anniversary of such date, including service prior to the adoption of this Plan.

3.       Plan ("SRIP") Benefits.

3.1 Termination of Employment/Vesting. With respect to (1) a person who becomes a Participant prior to January 1, 1998, or (2) a person who prior to January 1, 1998 is an officer of a Pacific Telesis Group ("PTG") company and becomes a Participant after January 1, 1998, upon such a Participant's Termination of Employment, SBC shall pay to such Participant a monthly SRIP Benefit in accordance with Section 3.3. The amount of such monthly SRIP Benefit is calculated as follows:

            Final Average Earnings
         x  Revised Retirement Percentage
         --------------------------------
         =  Target Retirement Benefit
         ~  Immediate Annuity Value of any SBC/PTG Qualified Pensions
         - Immediate Annuity Value of any other SBC/PTG Non-Qualified Pensions other than SRIP
         --------------------------------
         =  Target Benefit
         -  Age Discount
         ------------------
         =  SRIP Benefit immediately payable upon Termination of Employment

     With respect to a person who is appointed an Officer and becomes a Participant on or after January 1, 1998, upon such a Participant's Termination of Employment, SBC shall pay to such Participant a monthly SRIP Benefit in accordance with Section 3.3. The amount of such monthly SRIP Benefit is calculated as follows:

            Final Average Earnings
         x  Revised Retirement Percentage
         --------------------------------
         =  Target Retirement Benefit
         -  Age Discount
         ------------------
         =  Discounted Target Benefit
         -  Immediate Annuity Value of any SBC/PTG Qualified Pensions
         -  Immediate Annuity Value of any SBC/PTG Non-Qualified
                 Pensions, other than SRIP
         ---------------------------------
         =  SRIP Benefit immediately payable upon Termination of Employment

     Where in both of the above cases the following apply:

     (a)  Revised Retirement Percentage = Retirement Percent + Service Factor

     (b) For purposes of determining the Service Factor, the Participant's actual Years of Service as of the date of Termination of Employment, to the day, shall be used.

     (c) For purposes of determining the Final Average Earnings, the Participant's Earnings history as of the date of Termination of Employment shall be used.

         (d) Age Discount means the Participant's SRIP Benefit shall be decreased by five-tenths of one percent (.5%) for each month that the date of the commencement of payment precedes the date on which the Participant will attain age 60.

                  Notwithstanding the foregoing, if at the time of Termination of Employment the Participant (1) is, or has been within the one year period immediately preceding Participant's Termination of Employment, an Officer with 30 or more years of Service or (2) has 15 or more Years of Service and is, or has been within the one year period immediately preceding Participant's Termination of Employment, the Chairman or a Direct Reporting Officer, such Participant's Age Discount shall be zero.

         Except to true up for an actual short term award paid following Termination of Employment, there shall be no recalculation of a Participant's monthly SRIP Benefit following Participant's Termination of Employment.

         If a Participant who has commenced payment of his or her SRIP Benefit dies, his or her Beneficiary shall be entitled to receive the remaining installments of such SRIP Benefit, if any, which are payable in accordance with Section 3.3. If a Participant dies while in active service, Section 4 shall apply.

         Notwithstanding any other provision of this Plan, upon any Termination of Employment of the Participant for a reason other than death or Disability, SBC shall have no obligation to the Participant under this Plan if the Participant has less than 5 Years of Service at the time of Termination of Employment.

3.2 DISABILITY. Upon a Participant's Disability and application for benefits under the Social Security Act as now in effect or as hereinafter amended, the Participant will continue to accrue Years of Service during his or her Disability until the earliest of his or her:

                  (a)      Recovery from Disability,

                  (b)      Retirement, or

                  (c)      Death.

                  Upon the occurrence of either (a) Participant's recovery from Disability prior to his or her Retirement Eligibility if Participant does not return to employment, or (b) Participant's Retirement, the Participant shall be entitled to receive a SRIP Benefit in accordance with Section 3.1.

                  For purposes of calculating the foregoing benefit, the Participant's Final Average Earnings shall be determined using his or her Earnings history as of the date of his or her Disability.

                  If a Participant who continues to have a Disability dies prior to his or her Retirement Eligibility, the Participant will be treated in the same manner as if he or she had died while in employment (See Section 4.1).

         3.3 BENEFIT PAYOUT ALTERNATIVES. The normal form of a Participant's benefits hereunder shall be a Life with 10-Year Certain Benefit as described in Section 3.3(a). However, a Participant may elect in his or her Agreement to convert his or her benefits hereunder, into one of the Alternative Benefits described in Section 3.3(b) and (c).

                  (a) LIFE WITH A 10-YEAR CERTAIN BENEFIT. An annuity payable during the longer of (i) the life of the Participant or (ii) the 10-year period commencing on the date of the first payment and ending on the day next preceding the tenth anniversary of such date (the "Life With 10-Year Certain Benefit"). If a Participant who is receiving a Life with 10-Year Certain Benefit dies prior to the expiration of the 10-year period described in this Section 3.3(a), the Participant's Beneficiary shall be entitled to receive the remaining Life With 10-Year Certain Benefit installments which would have been paid to the Participant had the Participant survived for the entire such 10-year period.

                  (b) JOINT AND 100% SURVIVOR BENEFIT. A joint and one hundred percent (100%) survivor annuity payable for life to the Participant and at his or her death to his or her Beneficiary, in an amount equal to one hundred percent (100%) of the amount payable during the Participant's life, for life (the "Joint and 100% Survivor Benefit").

                  (c) JOINT AND 50% SURVIVOR BENEFIT. A joint and fifty percent (50%) survivor annuity payable for life to the Participant and at his or her death to his or her Beneficiary, in an amount equal to fifty percent (50%) of the amount payable during the Participant's life, for life (the "Joint and 50% Survivor Benefit").

                  The Benefit Payout Alternatives described in Section 3.3(b) and 3.3(c) shall be the actuarially determined equivalent (as determined by the Administrative Committee in its complete and sole discretion) of the Life With 10-Year Certain Benefit that is converted by such election.

                  Any election made pursuant to this Section 3.3 shall be made in the Participant's Agreement and once made shall be irrevocable. Notwithstanding the foregoing, a Participant may elect in his or her Agreement to defer the time by which he or she is required to elect one of the foregoing forms of Benefit Payout Alternatives. Any such deferred election must be made by the Participant in writing to the Administrative Committee no later than the last day of the calendar year preceding the calendar year in which Participant's Retirement takes place or other benefit payment under this Plan commences.

                  If a Participant's Agreement fails to show an election of a Benefit Payout Alternative, or if the Participant having chosen to defer his or her benefit election, fails to make a timely election of benefits, such Participant's form of benefit shall be the Life With 10-Year Certain Benefit which is described in Section 3.3(a).

                  Notwithstanding the foregoing, in the event of the death of a designated annuitant during the life of the Participant, the Participant's election to have a

Benefit Payout Alternative described in Section 3.3(b) or 3.3(c) shall be deemed to be revoked, in which event, subject to the conditions and limitations specified in the immediately preceding paragraph, or within the ninety-day period following the death of the annuitant if such period would end later than the time allowed for an election by the immediately preceding paragraph, the Participant may elect to have his or her benefit, or remaining benefit, under the Plan, as the case may be, paid in any of the forms described in this
Section 3.3. In the event the Participant's designated annuitant predeceases the Participant and the Participant fails to make a timely election in accordance with the provisions of the immediately preceding sentence, the Participant's benefit, or remaining benefit, as the case may be, shall be paid or reinstated, as the case may be, in the form of a Life With 10-Year Certain Benefit as described in Section 3.3(a). Any conversion of benefit from one form to another pursuant to the provisions of this paragraph shall be subject to actuarial adjustment (as determined by the Administrative Committee in its complete and sole discretion) such that the Participant's new benefit is the actuarial equivalent of the Participant's remaining prior form of benefit. Payments pursuant to Participant's new form of benefit shall be effective commencing with the first monthly payment for the month following the death of the annuitant.

Notwithstanding any other provision of this Plan to the contrary, payment in the form of a Benefit Payout Alternative described in Section 3.3(b) or 3.3(c), with a survivor annuity for the benefit of the Participant's spouse as Beneficiary, may be waived by the annuitant with the consent of the Participant in the event of the divorce (or legal separation) of said annuitant from said Participant. In such event, the Participant's benefit shall be reinstated to the remainder of the Life with 10-Year Certain Benefit as described in Section 3.3(a) (i.e., the 10-Year period as described in Section 3.3(a) shall be the same 10-year period as if such form of benefit was the form of benefit originally selected and the expiration date of such period shall not be extended beyond its original expiration date) effective commencing with the first monthly payment following receipt of the waiver and

         Participant consent in a form acceptable to the Administrative Committee. A waiver of the type described in this paragraph shall be irrevocable.

4.  DEATH BENEFITS

     4.1 Death. If a Participant dies prior to his or her Retirement, a pre-retirement death benefit will be calculated and paid as though the Participant had retired on the day prior to the date of death. Notwithstanding the provisions of Section 3.3, if a Participant's Agreement fails to show an election of a Benefit Payout Alternative, or if the Participant, having chosen to defer his benefit election, failed to make a timely election of benefits prior to his death, the form of the pre-retirement death benefit shall, at the option of the Participant's Beneficiary, be either the Life With 10-Year Certain Benefit form of the Participant's benefit or a Beneficiary Life Annuity (as such term is hereinafter described) based on the life expectancy of the Beneficiary. If paid as a Beneficiary Life Annuity based on the Life of the Beneficiary, such benefit shall be the actuarially determined equivalent (as determined by the Administrative Committee in its complete and sole discretion) of the Life With 10-Year Certain Benefit; provided, however, should the Beneficiary die prior to the payment to the Beneficiary of the total dollar amount of the Life with 10-Year Certain Benefit, the remaining dollar balance of such Life With 10-Year Certain Benefit shall be paid in accordance with the Participant's beneficiary designation and the Rules at the same monthly rate of payment as would have been the monthly payment pursuant to the 10-year payment schedule had the Life With 10-Year Certain Benefit been selected.

     4.2 Disability. In the event that a Participant terminates employment prior to Retirement by reason of a Disability that entitles the Participant to continue to accrue Years of Service until Retirement Eligibility pursuant to Section 3.2 and thereafter dies after attaining Retirement Eligibility, the Employer shall pay to the Participant's Beneficiary the Death Benefit specified in Section 4.1 based on the Participant's Monthly Earnings for the twelve (12) months preceding his or her Disability. No death benefit shall be payable if the Participant dies prior to attaining Retirement Eligibility.

         4.3 Termination of Employment. If a Participant terminates employment other than by reason of Disability prior to Retirement Eligibility, no death benefit shall be payable to the Participant's Beneficiary.

5.       Payment.

         5.1 Commencement of Payments. Commencement of payments under this Plan shall begin not later than sixty (60) days following the occurrence of an event with entitles a Participant (or a Beneficiary) to payments under this Plan.

         5.2 Withholding; Unemployment Taxes. To the extent required by the law in effect at the time payments are made, any taxes required to be withheld by the Federal or any state or local government shall be withheld from payments made hereunder.

         5.3 Recipients of Payments; Designation of Beneficiary. All payments to be made under the Plan shall be made to the Participant during his or her lifetime, provided that if the Participant dies prior to the completion of such payments, then all subsequent payments under the Plan shall be made to the Participant's Beneficiary or Beneficiaries.

                  In the event of the death of a Participant, distributions/ benefits under this Plan shall pass to the Beneficiary (ies) designated by the Participant in accordance with the Rules.

         5.4 Additional Benefit. The reduction of any benefits payable under the SBC Pension Plan ("SBCPBP"), which results from participation in the SBC Senior Management Deferred Compensation Program of 1988, will be restored under this Plan.

         5.5 No Other Benefits. No benefits shall be paid hereunder to the Participant or his or her Beneficiary except as specifically provided herein.

         5.6 Small Benefit. Notwithstanding any election made by the Participant, the Administrative Committee in its sole discretion may pay any benefit in the form of a lump sum payment if the lump sum equivalent amount is or would be less than $10,000 when payment of such benefit would otherwise commence.

5.7      Special Increases.

         5.7.1 1990 Special Increase. Notwithstanding any other provision of this Plan to the contrary:

                   (a) Effective July 1, 1990, the monthly pension benefit amount then being paid hereunder to a retired Participant whose Plan payments began before January 1990 shall be increased by 1/30 of 5.0% for each month from and including January 1998 or the month in which said Participant's pension payments began, whichever is later, through and including June 1990, inclusive.

                  (b) Effective July 1, 1990, the present and/or future monthly payment hereunder of a surviving annuitant of a Participant whose Plan payments began before January 1990 or of a Participant who died in active service before January 1990, shall be increased by the same percentage as the related pension was or would have been increased under the provisions of Paragraph (a) of this Section 5.7.1.

         5.7.2 Enhanced Management Pension (EMP) Flow-Through For Participant Receiving Other Than an SBCPBP "Cash Balance" Benefit. Notwithstanding any other provision of this Plan to the contrary.

                   (a) Effective December 30, 1991, a Participant who as of the date of his or her Retirement satisfies the requirements for a service pension under the terms of the SBCPBP as it existed prior to December 30, 1991, shall have his or her SRIP Benefit determined without subtracting any increase in his or her SBCPBP (or successor plan) pension amount attributable to the Enhanced Management Pension ("EMP") provisions thereof, i.e., EMP benefits will "flow-through" to the

                                             Participant; provided, however,
                                             such additional benefit amounts
                                             corresponding to term of employment
                                             extending beyond age 65 through
                                             application of the EMP provisions
                                             shall be subtracted.

                                    (b)      EMP flow-through shall not apply in
                                             the case of any person who becomes
                                             an Eligible Employee after December
                                             31, 1997.

                           5.7.3 1993 Special Increase and Subsequent Special Increases. Notwithstanding any other provisions of this Plan to the contrary:

                                    (a)      Effective July 1, 1993, the monthly
                                             pension benefit amount then being
                                             paid hereunder to (1) all retired
                                             Participants whose Plan payments
                                             began before July 1, 1993, (2) then
                                             current and contingent annuitants
                                             of such retired Participants who
                                             elected one of the Plan's survivor
                                             annuities and (3) then current
                                             annuitants of employees who before
                                             July 1, 1993 died in active service
                                             shall be increased in the same
                                             percentages as the SBCPBP ad hoc
                                             pension increase percentages
                                             effective July 1, 1993.

                                    (b)      Any time after July 1, 1993 that
                                             SBCPBP is amended to provide for an
                                             ad hoc pension increase for SBCPBP
                                             nonbargained participants, the same
                                             percentage increase shall apply to
                                             Plan benefit amounts.

6.       Conditions Related to Benefits.

         6.1 Administration of Plan. The Administrative Committee shall be the sole administrator of the Plan and will administer the Plan, interpret, construe and apply its provisions in accordance with its terms. The Administrative Committee shall further establish, adopt or revise such rules and regulations as it may deem necessary or advisable for the administration of the Plan. All decisions of the Administrative Committee shall be final and binding unless the Board of Directors should determine otherwise.

6.2 No Right to SBC Assets. Neither a Participant nor any other person shall acquire by reason of the Plan any right in or title to any assets, funds or property of any SBC company whatsoever including, without limiting the generality of the foregoing, any specific funds or assets which SBC, in its sole discretion, may set aside in anticipation of a liability hereunder, nor in or to any policy or policies of insurance on the life of a Participant owned by SBC. No trust shall be created in connection with or by the execution or adoption of this Plan or any Agreement, and any benefits which become payable hereunder shall be paid from the general assets of SBC. A Participant shall have only a contractual right to the amounts, if any, payable hereunder unsecured by any asset of SBC.

6.3 Trust Fund. SBC shall be responsible for the payment of all benefits provided under the Plan. At its discretion, SBC may establish one or more trusts, for the purpose of providing for the payment of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of SBC's creditors. To the extent any benefits provided under the Plan are actually paid from any such trust, SBC shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by SBC.

6.4 No Employment Rights. Nothing herein shall constitute a contract of continuing employment or in any manner obligate any SBC company to continue the service of a Participant, or obligate a Participant to continue in the service of any SBC company and nothing herein shall be construed as fixing or regulating the compensation paid to a Participant.

6.5 Modification or Termination of Plan. This Plan may be modified or terminated at any time in accordance with the provisions of SBC's Schedule of Authorizations. A modification may affect present and future Eligible Employees. SBC also reserves the sole right to terminate at any time any or all Agreements. In the event of termination of the Plan or of a Participant's

         Agreement, a Participant shall be entitled to benefits hereunder, if prior to the date of termination of the Plan or of his or her Agreement, such Participant has attained 5 Years of Service, in which case, regardless of the termination of the Plan/Participant's Agreement, such Participant shall be entitled to benefits at such time as provided in and as otherwise in accordance with the Plan and his or her Agreement, provided, however, Participant's benefit shall be computed as if Participant had terminated employment as of the date of termination of the Plan or of his or her Agreement; provided further, however, Participant's service subsequent to Plan/Agreement termination shall be recognized for purposes of reducing or eliminating the Age discount provided for by Section 3.1(d). No amendment, including an amendment to this Section 6.5, shall be effective, without the written consent of a Participant, to alter, to the detriment of such Participant, the benefits described in this Plan as applicable to such Participant as of the effective date of such amendment. For purposes of this Section 6.5, an alteration to the detriment of a Participant shall mean a reduction in the amount payable hereunder to a Participant to which such Participant would be entitled if such Participant terminated employment at such time, or any change in the form of benefit payable hereunder to a Participant to which such Participant would be entitled if such Participant terminated employment at such time. Any amendment which reduces Participant's benefit hereunder to adjust for a change in his or her pension benefit resulting from an amendment to any company-sponsored defined benefit pension plan which changes the pension benefits payable to all employees, shall not require the Participant's consent. Written notice of any amendment shall be given to each Participant.

6.6 Offset. If at the time payments or installments of payments are to be made hereunder, a Participant or his Beneficiary or both are indebted to any SBC company, then the payments remaining to be made to the Participant or his Beneficiary or both may, at the discretion of the Board of Directors, be reduced by the amount of such indebtedness; provided, however, that an election by the Board of Directors not to reduce any such payment of payments shall not constitute a waiver of such SBC company's claim for such indebtedness.

         6.7 Change in Status. In the event of a change in the employment status of a Participant to a status in which he is no longer an Eligible Employee, the Participant shall immediately cease to be eligible for any benefits under this Plan except such benefits as had previously vested. Only Participant's Years of Service and Earnings history prior to the change in his employment status shall be taken into account for purposes of determining Participant's vested benefits hereunder.

7.       Miscellaneous.

         7.1 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt of the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

         7.2 Non-Competition. Notwithstanding any other provision of this Plan, all benefits provided under the Plan with respect to a Participant shall be forfeited and canceled in their entirety if the Participant, without the consent of SBC and while employed by SBC or any subsidiary thereof or within three (3) years after termination of such employment, engages in competition with SBC or any subsidiary thereof or with any business with which SBC or a subsidiary or affiliated company has a substantial interest (collectively referred to herein as "Employer business") and fails to cease and desist from engaging in said competitive activity within 120 days following receipt of written notice from SBC to Participant demanding that Participant cease and desist from engaging in said competitive activity. For purposes of this Plan, engaging in competition with any Employer business shall mean engaging by the Participant in any business or activity in the same geographical market where the same or substantially similar business or activity is being carried on as an Employer business. Such term shall not include owning a nonsubstantial publicly traded interest as a shareholder in a business that competes with an Employer business. However, engaging in competition with an Employer business shall include representing or providing consulting services to, or being an employee of, any person or entity that is engaged in competition with any Employer business or that takes a position adverse to any Employer business. Accordingly, benefits shall not be provided under this Plan if, within the time period and without the written consent specified, Participant either engages directly in competitive activity or in any capacity in any location becomes employed by, associated with, or renders service to any company, or parent or affiliate thereof, or any subsidiary of any of them, if any of them is engaged in competition with an Employer business, regardless of the position or duties the Participant takes and regardless of whether or not the employing company, or the company that Participant becomes associated with or renders service to, is itself engaged in direct competition with an Employer business.

         7.3 Notice. Any notice required or permitted to be given to the Administrative Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by certified mail, to the principal office of SBC, directed to the attention of the Senior Vice President-Human Resources. Any notice required or permitted to be given to a Participant shall be sufficient if in writing and hand delivered, or sent by certified mail, to Participant at Participant's last known mailing address as reflected on the records of his or her employing company. Notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or on the receipt for certification.

         7.4 Validity. In the event any provision of this Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this plan.

7.5 Applicable Law. This Plan shall be governed and construed in accordance with the laws of the State of Texas to the extent not preempted by the Employee Retirement Income Security Act of 1974, as amended, and regulations thereunder ("ERISA").

7.6 Plan Provisions in Effect Upon Termination of Employment. The Plan provisions in effect upon a Participant's termination of employment shall govern the provision of benefits to such Participant. Notwithstanding the foregoing sentence, the benefits of a Participant whose Retirement occurred prior to February 1, 1989, shall be subject to the provisions of Section 3.3 hereof.

[SBC LOGO]

SBC Communications Inc.

                             SBC COMMUNICATIONS INC.
                         PENSION BENEFIT MAKE UP PLAN #1










                                         Effective:  January 1, 1995

                                         Revisions Effective: December 1, 1998

                             SBC COMMUNICATIONS INC.
                         PENSION BENEFIT MAKE UP PLAN #1


Section 1. Purpose: The purpose of the SBC Communications Inc. ("SBC") Pension Benefit Make Up Plan #1 ("Plan"), formerly named the SBC Pension Benefit Make Up Plan, is to recognize, for pension computation purposes, certain compensation being excluded in the determination of retirement benefits under SBC's qualified SBC Pension Benefit Plan or other qualified pension plan(s) of any subsidiary of SBC ("Pension Plan"). Recognition of such compensation by this Plan will make up benefits to eligible employees that would otherwise be lost because such compensation is not recognized in the determination of retirement benefits under the Pension Plan.


Section 2. Background: The Omnibus budget Reconciliation Act of 1993 reduced the amount of annual compensation recognized under the Pension Plan from $235,840 to $150,000 (as indexed) effective for plan years beginning January 1, 1994, i.e., for pension calculations using the January 1, 1989 to December 31, 1993 pay base averaging period. As a result, compensation in excess of $150,000 (as indexed) may not be recognized in the determination of the Pension Plan's retirement benefits. Further, compensation paid pursuant to the SBC Communications Inc. Short Term Incentive Plan ("STIP") is not recognized in the determination of Pension Plan retirement benefits, but is recognized in the determination of retirement benefits provided under the SBC Communications Inc. Supplemental Retirement Income Plan ("SRIP"). Since 1994, newly promoted senior managers have not been made eligible for SRIP benefits (SRIP benefits have been limited to only officer level promotions). As a result, STIP compensation for newly promoted senior managers receiving such compensation is not recognized in the determination of their retirement benefits. This is inconsistent with the treatment afforded all other managers who have either their STIP award or TEAM award, as applicable, recognized for purposes of determining their retirement benefits. Also, limiting the compensation of these newly promoted senior managers and of other eligible managers that may be recognized for purposes of determining retirement benefits to $150,000 (as indexed) is inconsistent with other senior managers who are eligible for SRIP benefits and other managers, respectively, whose recognizable compensation is not limited in this manner.

                  Finally, effective December 1, 1998, the Plan is revised to modify its rules for making payouts.


Section 3. Eligibility: Participation in this Plan is limited to General Management level (i.e., former third/fourth level) or above (or equivalent) Pension Plan participants in any subsidiary of SBC, ("Subsidiary") who meet one or both of the following: (1) who are not eligible for SRIP benefits and who receive a STIP award; (2) who are not eligible for SRIP benefits and whose annual compensation exceeds the compensation recognizable by the Pension Plan pursuant to Section 401 (a) (17) of the Internal Revenue Code ("IRC"). Eligibility for this Plan shall be interpreted in the broadest possible sense in order that this Plan can recognize all base salary and annual incentive type awards, whenever earned, for the purpose of making up any benefit that would otherwise be lost due to the fact that the Pension Plan is unable to recognize any such compensation in determining retirement benefits.

Section 4. Benefits/Payout Alternatives: The benefits payable pursuant to the Plan, hereinafter the "Make Up Benefit", is equal to the amount that would be payable under the Pension Plan determined without regard to the IRS Section 401(a)(17) limit and without regard to deferrals under any SBC non-qualified plan, and including STIP compensation as compensation recognized in the determination of benefits, less the amount actually payable as a qualified plan benefit under the Pension Plan (including
                  Section 415 excess amounts), and less the amount payable as a Pension Plan make up amount under any other non-qualified plan sponsored by SBC, other than the SBC Mid Career Hire Plan (see Attachment for example calculation). If the benefit payable as a Pension Plan make up amount under any other non-qualified plan is not payable in the same form and manner as are pension payments from the Pension Plan, the reduction for such benefit shall be based on the benefit that would have been payable under such other non-qualified plan had it been payable in the same form and manner. If such form and manner is not available under such plan, such reduction will be actuarially determined, based on factors in effect under the Pension Plan for converting one optional form of benefit to another. The payment of the Make Up Benefit pursuant to this Plan shall be made by the Subsidiary which last employed the eligible employee entitled to benefits under this Plan.

                  This Plan shall be applied with respect to employees in active service on or after January 1, 1995. The Plan will provide Make Up Benefits to make up benefits for such persons that would otherwise have been lost on or after January 1, 1994 resulting because of the retroactive application of the IRC
                  Section 401 (a) (17) limit.

                  Notwithstanding the preceding provisions of this Section, if all or a portion of the Make Up Benefit is paid or becomes payable pursuant to the Pension Plan, SRIP, or any other non-qualified plan, then such amount shall not be payable pursuant to this Plan.

                  Make Up Benefits under the Plan shall be excluded in determining benefits under any pension, retirement, savings, disability, death or other benefit plans of SBC or any Subsidiary, except where required by law.

                  All applicable federal, state and local taxes required by law to be withheld shall be deducted from Make Up Benefits paid under this Plan.

                  If any overpayment is made by the Plan for any reason, the Plan shall have the right to recover such overpayment. The participant shall cooperate fully with the Plan to recover any overpayment and provide any necessary information and required documents. Any overpayments may be deducted from future benefits payable to or on behalf of the participant from this or any other non-qualified SBC plan.

                  Payments of an individual's Make Up Benefit shall be made coincident with and in the same form and manner as are pension payments from the Pension Plan, i.e., such payments shall be made in the same lump sum, single life or joint and survivor annuity form of payment as are payments from the Pension Plan (including payments to the survivor annuitant in the event of the participant's death) and shall be subject to any other reductions applicable to the individual's Pension Plan payments.


                  Notwithstanding the foregoing, if a participant elects a lump sum payment from the Pension Plan and the present value of the total of all non-qualified Pension Plan make up payments exceeds $50,000, the Make Up Benefit will be paid in monthly installments over 10 years. The monthly installment payments shall be calculated in the same way that a financial institution would calculate the monthly payments for a 10-year fixed interest loan. The interest rate used in the calculations shall be equal to the Pension Plan's Interest Rate in effect on the participant's Benefit Commencement Date for payments under the Pension Plan.


                  A participant may designate a beneficiary(ies) to receive any remaining payments for which the participant has the right to designate a beneficiary if the participant dies before all payments are made.

Section 5. Administration: The Senior Executive Vice President-Human Resources ("SEVP-HR") or the SEVP-HR's successor shall be the sole administrator of the Plan and will administer the Plan, interpret, construe and apply its provisions in accordance with its terms. The SEVP-HR shall further establish, adopt or revise such rules and regulations as the SEVP-HR may deem necessary or advisable for the administration of the Plan. All decisions of the SEVP-HR shall be final and binding.

Section 6. Small Distribution: Notwithstanding any other provision of this Plan, the Subsidiary paying a Make Up Benefit to an individual hereunder may distribute such benefit in the form of a lump sum distribution if the present value of such distribution is less than $10,000 when such distribution would otherwise commence.

Section 7. Loss Of Eligibility: In the event that any participant ceases to be an eligible employee by reason of a change to an employment status which is not eligible to participate in this Plan, such participant shall nevertheless continue to be eligible to receive benefits under this Plan however, no additional benefits shall be accrued under this Plan. Notwithstanding the preceding sentence of this Section, if a participant ceases to be eligible for this Plan and becomes eligible to receive the equivalent of his/her Make Up Benefit or a portion thereof pursuant to another non-qualified plan sponsored by SBC, to the extent such Make Up Benefit is paid pursuant to such other plan, no duplication of such payment shall be made pursuant to this Plan.

Section 8. Ineligible Participant: Notwithstanding any other provision of this Plan to the contrary, if any participant in this Plan is determined not to be "in a select group of management or highly compensated employees" within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended, or regulations thereunder, such participant will not be eligible to continue to participate in this Plan and shall receive an immediate lump sum distribution of the Make Up Benefits payable pursuant to this Plan. Such Make Up Benefits shall be determined as though the participant had terminated employment on the date such participant is deemed to be ineligible. Upon such payment, no other distribution shall thereafter be payable under this Plan.

Section 9. Unsecured General Creditor: Participants and their beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest, or claims in any property or assets of SBC or any Subsidiary. No assets shall be held under any trust for the benefit of employees, their beneficiaries, heirs, successors, or assigns, or held in any way as collateral security for the fulfilling of the obligations under this Plan. Any and all of SBC's or any Subsidiary's assets shall be, and remain, the general, unpledged, unrestricted assets of SBC or any such Subsidiary. SBC's or any Subsidiary's obligation under the Plan shall be merely that of an unfunded and unsecured promise of SBC or any such Subsidiary to distribute cash under the Plan in the future.

Section 10. Nonassignability: Neither a participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, hypothecate or convey in advance of actual receipt, any part or all of the amounts payable hereunder, which are and all rights to which are, expressly declared to be nonassignable and nontransferable. No such amounts shall be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separation maintenance owed by a participant or any other person, nor, be transferable by operation of law in the event of a participant's or any other person's bankruptcy or insolvency. Any such attempted assignments to transfer shall be void.

Section 11. Employment Not Guaranteed: Nothing contained in this Plan nor any action taken hereunder shall be constructed as a contract of employment or as giving any employee any right to be retained in the employ of SBC or any Subsidiary.

Section 12. Applicable Law: This Plan shall be governed by and interpreted in accordance with ERISA. Further, the Plan shall be construed, administered, and enforced according to the applicable laws of the State of Texas to the extent such laws are not preempted by ERISA. Nothing herein shall be construed as waiving any preemption of the application of state law to the Plan to the extent such preemption is provided under ERISA.

Section 13. Amendment: The Plan may at any time be amended or terminated in accordance with the provisions of SBC's Schedule of Authorizations , but such changes or termination shall not adversely effect the rights of any eligible employee, without his or her written consent, to any Make Up Benefit payable under the Plan to which such employee may have previously become entitled prior to the effective date of such change or termination.

Section 14. Beneficiary(ies): The SBC Rules for Employee Beneficiary Designations as may hereafter be amended from time to time ("Rules"), which Rules are incorporated herein by this reference, shall apply hereunder to the extent that a participant shall have the right to designate a beneficiary to receive any benefits hereunder. For purposes of this Plan, "beneficiary" shall thus mean any beneficiary or beneficiaries designated by the participant pursuant to the Rules, or otherwise determined pursuant to such Rules if the participant fails to designate a beneficiary.

Section 15. Special Increases: Notwithstanding any other provisions of this Plan to the contrary, at any time that a Pension Plan is amended to provide for an ad hoc increase in the monthly pension amount then payable under that Pension Plan to a participant or beneficiary hereunder, then the same percentage increase shall apply to this Plan's benefit amount then being paid in the form of a monthly single life annuity, monthly joint and survivor annuity, or monthly survivor annuity.

                         PENSION BENEFIT MAKE UP PLAN #1
                           EXAMPLE BENEFIT CALCULATION

Employee:                           John Doe
Retirement Date:                    July 1, 1999
Years Service:                      30
Current Base Salary:                $181,000
Short Term  (STIP) Award:           $ 46,000

         $ 8,263 QUALIFIED PENSION-Maximum Potential monthly benefit determined AS IF
                                    1) no non-qualified plan deferrals
                                    2) all STIP awards included
                                    3) no $150,000 (as indexed) compensation
                                       limit

less     $ 4,507  QUALIFIED PENSION-Actual monthly benefit determined by

                                    1) excluding non-qualified plan deferrals
                                    2) excluding STIP awards
                                    3) excluding compensation in excess of
                                       $150,000 (as indexed) compensation limit

less     $ 1,698  NON-QUALIFIED DEFERRAL PLAN(S)- Actual monthly amount received as a Pension Plan make up benefit


equals   $ 2,058  PENSION BENEFIT MAKE UP PLAN - Actual monthly Make Up Benefit

[SBC LOGO]

              SBC Communications Inc.






                        SUPPLEMENTAL LIFE INSURANCE PLAN














                                                     Effective:  January 1, 1986
                                         Revisions Effective: September 29, 2000

                        SUPPLEMENTAL LIFE INSURANCE PLAN

                                TABLE OF CONTENTS


SECTION

SUBJECT                                                                         PAGE
-------                                                                         ----
1.   Purpose..................................................................    1
2.   Definitions..............................................................    1
3.   Eligibility..............................................................    3
4.   Pre-Retirement Benefits and Post-
     Retirement Benefits
     - Basic Death Benefit....................................................    3
     - Optional Supplementary Benefit.........................................    4
     - Alternate Death Benefit................................................    6
     - Salary Continuation Death Benefit......................................    7
     - Survivor Annuity Equivalent............................................    8
5.   Incidents of Ownership...................................................    9
6.   Premiums.................................................................    9
7.   Termination of Coverage..................................................    9
8.   Non-Competition..........................................................   10
9.   Restriction on Assignment................................................   11
10.  Unsecured General Creditor...............................................   11
11.  Employment not Guaranteed................................................   12
12.  Protective Provisions....................................................   12
13.  Change in Status.........................................................   12
14.  Named Fiduciary..........................................................   13
15.  Applicable Law...........................................................   13
16.  Administration of the Plan...............................................   13
17.  Relation to Prior Plans..................................................   13
18.  Amendments and Termination...............................................   13

                        SUPPLEMENTAL LIFE INSURANCE PLAN

1. Purpose. The purpose of the Supplemental Life Insurance Plan ("Plan") is to allow for provision of additional survivor benefits for Eligible Employees.

2. Definitions. For purposes of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

         ANNUAL BASE SALARY OR ANNUAL SALARY OR SALARY. "Annual Base Salary" or "Annual Salary" or "Salary" shall mean an Eligible Employee's annual base salary rate determined by SBC, excluding (1) all differentials regarded as temporary or extra payments and (2) all payments and incentive awards and distributions made either as a long term award or as a short term award; and such Salary shall be as before reduction due to any contribution pursuant to any deferred compensation plan or agreement provided by SBC, including but not limited to compensation deferred in accordance with Section 401(k) of the Internal Revenue Code. Annual Salary or Salary shall mean an annualized amount determined from an Eligible Employee's Annual Base Salary rate.

         BENEFICIARY. "BENEFICIARY" shall mean any beneficiary or beneficiaries designated by the Eligible Employee pursuant to the SBC Rules for Employee Beneficiary Designations as may hereafter be amended from time-to-time ("Rules").

         CHAIRMAN. "Chairman" shall mean the Chairman of the Board of SBC Communications Inc.

         COMMITTEE. "Committee" shall mean the Human Resources Committee of the Board of SBC Communications Inc.

         ELIGIBLE EMPLOYEE. "Eligible Employee" shall mean an Officer or a non-Officer employee of any SBC company who is designated by the Chairman as eligible to participate in the Plan.




         INSURANCE CONTRACT. "Insurance Contract" shall mean a contract(s) of life insurance insuring the life of the Eligible Employee entered into by SBC.

         OFFICER. "Officer" shall mean an individual who is designated by the Chairman as eligible to participate in the Plan who is an elected officer of SBC or of any SBC subsidiary (direct or indirect).


         RETIREMENT. "Retirement" shall mean the termination of an Eligible Employee's employment with SBC or any of its subsidiaries, for reasons other than death, on or after the earlier of the following dates: (1) the date the Eligible Employee is Retirement Eligible as term is defined in the SBC Supplemental Retirement Income Plan ("SRIP"); or (2) the date the Eligible Employee has attained one of the following combinations of age and service at termination of employment on or after April 1, 1997, except as otherwise indicated below:

              Net Credited Service                             Age
              --------------------                             ---
              10 years or more                                 65 or older
              20 years or more                                 55 or older
              25 years or more                                 50 or older
              30 years or more                                 Any age

         With respect to an Eligible Employee who is granted an EMP Service Pension under and pursuant to the provisions of the SBC Pension Benefit Plan - Nonbargained Program ("SBCPBP") upon termination of Employment, the term "Retirement" shall include such Eligible Employee's termination of employment.

         TERMINATION UNDER EPR. In determining whether an Eligible Employee's termination of employment under the Enhanced Pension and Retirement Program ("EPR") is a Retirement for purposes of this Plan, five years shall be added to each of age and net credited service ("NCS"). If with such additional age and years of service, (1) an Eligible Employee upon such termination of employment under EPR is Retirement Eligible according to the SBC Supplemental Retirement Income Plan ("SRIP") or
         (2) the Eligible Employee upon such termination of employment under EPR has attained one of the following combinations of age and service,


             Actual NCS + 5 Years                   Actual Age + 5 Years
             --------------------                   --------------------
             10 years or more                       65 or older
             20 years or more                       55 or older
             25 years or more                       50 or older
             30 years or more                       Any age

         then such termination of employment shall be a Retirement for all purposes under this Plan and the Eligible Employee shall be entitled to the treatment under this Plan afforded in the case of a termination of employment which is a Retirement.

         SBC.  "SBC" shall mean SBC Communications Inc.

3. Eligibility. Each Eligible Employee shall be eligible to participate in the Plan

4.       Pre-Retirement Benefits and Post-Retirement Benefits.

         Basic Death Benefit

         While this plan is in effect, the Beneficiary who is designated by the Eligible Employee shall be entitled to receive as a Basic Death Benefit from the proceeds of the Insurance Contract an amount equal to the result of multiplying the Eligible Employee's Annual Salary rounded to the next higher $1,000 by the following amounts:

         Chief Executive Officer                             3
         Direct Reporting Officer as such term               2
         is defined in SBC's Schedule of
         Authorizations
         Other Eligible Employees                            1

         This amount shall be reduced (but not below zero) by any amount payable under any group term life insurance covering the Eligible Employee which is maintained by SBC, which amount of group term life insurance will be limited to a maximum of $50,000.

         The amount of Basic Death Benefit payable hereunder will automatically increase if pay increases.

         At Retirement, the pre-retirement benefit converts to a post-retirement benefit. This benefit is equal to one times Salary rounded to the next higher $1,000 (at the time of retirement) and shall be reduced (but not below zero) by any amount payable under any group term life insurance covering the Eligible Employee which is maintained by SBC, which amount of group term life insurance will be limited to a maximum of $50,000; provided, however, for an executive who first becomes a Plan participant on or after January 1, 1998, this post-retirement death benefit shall be reduced by 10% of its original post-retirement amount each year for five years beginning at the later of the date the Eligible Employee attains age 65 or Retirement.

         Optional Supplementary Benefit

         Subject to the limitations in the remaining paragraphs in this section describing optional supplementary benefits, each Eligible Employee may also purchase optional supplementary pre-retirement life insurance coverage from SBC in an amount equal to one times the Eligible Employee's Annual Salary rounded to the next higher $1,000, and an additional amount of such insurance in an amount equal to another one times such amount (for a total of two times the Annual Salary rounded to the next higher $1,000), which insurance shall be payable from the proceeds of the Insurance Contract. Each such amount of insurance ("one times salary") continued until such employee reaches age 65, by continuing to contribute for it, shall entitle the beneficiary under the Insurance Contract to receive an amount from the proceeds of such Insurance Contract equal to one times the Eligible Employee's final Annual Salary rounded to the next higher $1,000, when such Eligible Employee dies after Retirement.

         To elect this optional supplementary coverage, the Eligible Employee must complete an enrollment form on which he or she specifies the amount of coverage he or she wishes to purchase and authorizes his or her employing company to deduct his or her contributions for coverage from his or her salary.

         An Eligible Employee may not elect this coverage while receiving disability benefits under any Company disability benefit plan.

         An Eligible Employee must make his or her election to purchase optional supplementary coverage within three calendar months of being declared eligible to participate in the Plan; except any Eligible Employee who was declared an Eligible Employee before October 1, 1997, shall have until December 31, 1997 to enroll for such optional supplementary coverage or to increase such coverage.

         The optional supplementary life insurance is effective upon SBC's binding of life insurance coverage for the Eligible Employee pursuant to an Insurance Contract.

         Effective January 1, 1998, once an Eligible Employee enrolls for optional supplementary coverage, he or she can later decrease or terminate such coverage but never increase or reinstate such coverage.

         Regardless of the amount of coverage elected, the amount in force will automatically increase if Salary increases. The cost for this coverage will increase accordingly.

         This optional supplementary life insurance is paid for on a contributory basis by those Eligible Employees who enroll in the coverage. The cost of coverage, and therefore, how much an Eligible Employee contributes, depends on age and the amount of coverage and shall be as determined by SBC. There will be no periodic waiver of premium payments.

         In the event of death, the Eligible Employee's optional supplementary life insurance benefit will be paid to the Eligible Employee's Beneficiary or Beneficiaries in a lump sum, unless the Salary Continuation Death Benefit form of payment was elected on the Eligible Employee's enrollment form. The option to elect other than a lump sum payment is limited to an Eligible Employee who became an Eligible Employee on or before January 1, 1998. If the Eligible Employee has no surviving beneficiaries, the benefit will be paid in a lump sum in accordance with the Rules.

         The optional supplementary life insurance coverage hereunder will automatically continue while an Eligible Employee is receiving disability benefits under any SBC disability benefit plan, provided the Eligible Employee continues his or her contributions.
         If an Eligible Employee terminates employment with SBC or any of its subsidiaries for any reason other than Retirement, this coverage will stop at the end of the month of termination; provided, however, Eligible Employees who are 65 at the time of their termination will continue to have non-contributory unreduced coverage after age 65.

         Alternate Death Benefit

         Alternate death benefit coverage shall only be available to an Eligible Employee who became an Eligible Employee before January 1, 1998. Such Eligible Employees shall be entitled to elect to receive alternate death benefit life insurance coverage; provided such election is made before January 1, 1998.

         Under such coverage, an Eligible Employee's Beneficiary or Beneficiaries will be entitled to receive from the proceeds of the Insurance Contract a payment equal to the Eligible Employee's final Annual Salary upon his or her death. This benefit will not be rounded to the next higher $1,000. The amount of insurance in force will automatically increase if salary increases. Coverage applies to death from any cause, except with respect to an on-the-job accident for which an Eligible Employee is protected while an active employee by any Accident Death Benefit feature of the SBCPBP.

         By enrolling in this coverage, an Eligible Employee automatically waives his or her eligibility for any Sickness Death Benefit and Pensioner Death Benefits otherwise payable under the SBCPBP.

         The coverage provided by the alternate death benefit life insurance coverage will continue after Retirement.

         To elect this coverage, an Eligible Employee must complete an irrevocable enrollment and waiver form.

         SBC pays the full cost of the alternate death benefit life insurance coverage.

         The insurance benefit provided under this alternate death benefit life insurance will be paid in a lump sum, unless otherwise elected on the Eligible Employee's enrollment form.

         Alternate death benefit coverage ceases upon an Eligible Employee's Termination of Employment other than a Retirement. This alternate death benefit life insurance may not be converted to an individual policy.

         Salary Continuation Death Benefit.

         The salary continuation death benefit shall only be available under the conditions specified hereunder, to an Eligible Employee who became an Eligible Employee before January 1, 1998.

         By a written election filed with SBC before January 1, 1998, an Eligible Employee may terminate his or her rights to a Basic Death Benefit and/or to Optional Supplementary Coverage (if any) and/or to an Alternate Death Benefit (if any).

         If such an election is filed, and the Eligible Employee dies on or after the first day of the calendar year following the year in which such election is filed and prior to the termination of coverage pursuant to Section 7, the Eligible Employee's Beneficiary or Beneficiaries theretofore named shall be paid by SBC an amount per annum for ten (10) years which amounts, in the aggregate, have a net present value, using an eleven percent (11%) discount rate, equal to one hundred eight-five percent (185%) of the (i)Basic Death Benefit amount and/or (ii) the amount elected as Optional Supplementary coverage(if any) and/or (iii) the amount elected as an Alternate Death Benefit (if any) which would be payable to his or her Beneficiary or Beneficiaries as of the date of the Eligible Employee's death, and no other benefit shall be payable hereunder as either a Basic Death Benefit, Optional Supplementary Coverage or Alternate Death Benefit . Such payment(s) shall commence no later than sixty (60) days following the date of the Eligible Employee's death.

         On or after January 1, 1998, an Eligible Employee who has elected death benefits in the form of salary continuation pursuant to this Section may cancel such election and have his or her Beneficiaries receive death benefits as insurance in a lump-sum but, an Eligible Employee who cancels his or her salary continuation election may not thereafter re-elect such option.

         Survivor Annuity Equivalent

         Additionally, each Eligible Employee who is not eligible for the Immediate Automatic Pre-retirement Survivor Annuity of the SBCPBP (or equivalent thereof) shall be eligible hereunder for a Survivor Annuity Equivalent benefit of one times salary payable to the surviving spouse of such Eligible Employee. Such benefit shall be paid as follows: an amount per annum for ten (10) years shall be paid to the Eligible Employee's surviving spouse which amounts, in the aggregate, shall have a net present value, using an eleven percent (11%) discount rate, equal to one hundred eighty-five percent (185%) of one times the Eligible Employee's salary at the time of his or her death; provided, however, no such Survivor Annuity Equivalent payments will be made on or after the date of death of the surviving spouse. Such payments shall commence no later than sixty (60) days following the date of the Eligible Employee's death.

         For the purposes of the Survivor Annuity Equivalent, the Eligible Employee's surviving spouse means a spouse legally married to the Eligible Employee at the time of the Eligible Employee's death.

         Eligibility for the Survivor Annuity Equivalent shall automatically cease on the date of termination of the Eligible Employee's employment. If the Eligible Employee becomes totally disabled prior to Retirement, the Eligible Employee shall continue to be eligible for the Survivor Annuity Equivalent until the expiration of disability benefits. If the Eligible Employee is granted a leave of absence, other than for military service of more than four weeks, the Eligible Employee shall continue to be eligible for the Survivor Annuity Equivalent during such leave of absence.

         The Eligible Employee shall cease to be eligible for the Survivor Annuity Equivalent at the conclusion of the day immediately preceding the date the Eligible Employee becomes eligible for the Immediate Automatic Pre-retirement Survivor Annuity of the SBCPBP.

5. Incidents of Ownership. SBC will be the owner and hold all the incidents of ownership in the Insurance Contract, including the right to dividends, if paid. The Eligible Employee may specify in writing to SBC, the Beneficiary or Beneficiaries and the mode of payment for any death proceeds not in excess of the amounts payable under this Plan. Upon receipt of a written request from the Eligible Employee, SBC will immediately take such action as shall be necessary to implement such Beneficiary appointment. Any balance of proceeds from the Insurance Contract not paid as either a Basic Death Benefit or otherwise pursuant to the Plan shall be paid to SBC.


6. Premiums. All premiums due on the Insurance Contract shall be paid by SBC. However, the Eligible Employee agrees to reimburse SBC by January 31 following the date of each premium payment in an amount such that, for Federal Income Tax purposes the reimbursement for each year is equal to the amount which would be required to be included in the Eligible Employee's income for Federal Income Tax purposes by reasons of the "economic benefit" of the Insurance Contract provided by SBC; provided, however, that SBC, in its sole discretion, may decline to accept any such reimbursement and require the inclusion of such "economic benefit" in the Eligible Employee's income. In its discretion SBC may deduct the Eligible Employee's portion of the premiums from the Eligible Employee's pay.


7. Termination of Coverage. An Eligible Employee's coverage under this Plan shall terminate immediately when the Eligible Employee realizes an "Event of Termination" which shall mean any of the following:

(a) Termination of an Eligible Employee's employment with his or her employing company for any reason other than (i) death, (ii) Disability as such term is defined in the SRIP, or (iii) Retirement.

(b) In the case of an Eligible Employee who terminates employment by reason of a disability but who does not realize an Event of Termination because of Section 7a(ii) above, a termination of the Eligible Employee's total Disability that is not accompanied by either a return to employment with his or her employing company or the Eligible Employee's death or Retirement.

(c) Except in the case of an Eligible Employee who has theretofore terminated employment for a reason described in Section 7a(ii) or (iii) above, SBC elects to terminate the Eligible Employee's coverage under the Plan by a written notice to that effect given to the Eligible Employee. SBC shall have no right to amend the Plan or terminate the Eligible Employee's coverage under the Plan with respect to an Eligible Employee who has theretofore terminated employment for a reason described in Section 7a(ii) or (iii) above without the written consent of the Eligible Employee.

8. Non-Competition. Notwithstanding any other provision of this Plan, no coverage shall be provided under this Plan with respect to any Eligible Employee who shall, without the written consent of SBC, and while employed by SBC or any subsidiary thereof, or within three (3) years after termination of employment from SBC or any subsidiary thereof, engage in competition with SBC or any subsidiary thereof or with any business with which a subsidiary of SBC or an affiliated company has a substantial interest (collectively referred to herein as "Employer business"). For purposes of this Plan, engaging in competition with any Employer business shall mean engaging by Eligible Employee in any business or activity in the same geographical market where the same or substantially similar business or activity is being carried on as an Employer business. Such term shall not include owning a nonsubstantial publicly traded interest as a shareholder in a business that competes with an Employer business. However, engaging in competition with an Employer business shall include representing or providing consulting services to, or being an employee of, any person or entity that is engaged in competition with any Employer business or that takes a position adverse to any Employer business. Accordingly, coverage shall not be provided under this Plan if, within the time period and without the written consent specified, Eligible Employee either engages directly in competitive activity or in any capacity in any location becomes employed by, associated with, or renders service to any company, or parent or affiliate thereof, or any subsidiary of any of them, if any of them is engaged in competition with an Employer business, regardless of the position or duties the Eligible Employee takes and regardless of whether or not the employing company, or the company that Eligible Employee becomes associated with or renders service to, is itself engaged in direct competition with an Employer business.

9. Restriction on Assignment. The Eligible Employee may assign all or any part of his or her right, title, claim, interest, benefits and all other incidents of ownership which he or she may have in the Insurance Contract to any other individual or trustee, provided that any such assignment shall be subject to the terms of this Plan; except neither the Eligible Employee nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable as a Salary Continuation Death Benefit hereunder, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable as a Salary Continuation Death Benefit hereunder shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by the Eligible Employee or any other person, nor be transferable by operation of law in the event of the Eligible Employee's or any other person's bankruptcy or insolvency. Except as provided in this Section 8, no assignment or alienation of any benefits under the Plan will be permitted or recognized.

10. Unsecured General Creditor. Except to the extent of rights with respect to the Insurance Contract in the absence of an election to receive benefits in Salary Continuation Death Benefit form, the Eligible Employee and his or her Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of SBC, nor shall they be beneficiaries, or have any rights, claims or interests in, any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by SBC ("Policies"); such Policies or other assets of SBC shall not be held under any trust for the benefit of the Eligible Employee, his or her designated beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of SBC under this Agreement; any and all of SBC's assets and Policies shall be, and remain, the general, unpledged, unrestricted assets of SBC; SBC shall have no obligation to acquire any Policies or any other assets; and SBC's obligations under this Agreement shall be merely that of an unfunded and unsecured promise of SBC to pay money in the future.

11. Employment Not Guaranteed. Nothing contained in this Plan nor any action taken hereunder shall be construed as a contract of employment or as giving the Eligible Employee any right to be retained in the employ of any SBC company.

12. Protective Provisions. The Eligible Employee will cooperate with SBC by furnishing any and all information requested by SBC, in order to facilitate the payment of benefits hereunder, taking such physical examinations as SBC may deem necessary and taking such other relevant action as may be requested by SBC, in order to facilitate the payment of benefits hereunder. If the Eligible Employee refuses so to cooperate, the Eligible Employee's participation in the Plan shall terminate and SBC shall have no further obligation to the Eligible Employee or his or her designated Beneficiary hereunder. If the Eligible Employee commits suicide during the two-year period beginning on the date of eligibility under the Plan, or if the Eligible Employee makes any material misstatement of information or nondisclosure of medical history, then no benefits will be payable by reason of this Plan to the Eligible Employee or his or her designated Beneficiary, or in SBC's sole discretion, benefits may be payable in a reduced amount.

13. Change in Status. In the event of a change in the employment status of an Eligible Employee to a status in which he or she is no longer an Eligible Employee under the Plan, such Eligible Employee shall immediately cease to be eligible for any benefits under this Plan; provided, however, such survivor benefits as would be available to such employee by reason of his or her new status but which do not automatically become effective upon attainment of such new status shall continue to be provided under this Plan until such benefits become effective or until such employee has had reasonable opportunity to effectuate such benefits but has failed to take any requisite action necessary for such benefits to become effective.

14. Named Fiduciary. If this Plan is subject to the Employee Retirement Income Security Act of 1974 (ERISA), SBC is the "named fiduciary" of the Plan.

15. Applicable Law. This Plan and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Texas to the extent such law is not preempted by ERISA.

16. Administration of the Plan. The Committee shall be the sole administrator of the Plan and will administer the Plan, interpret, construe and apply its provisions in accordance with its terms. The Committee shall further establish, adopt or revise such rules and regulations as it may deem necessary or advisable for the administration of the Plan. All decisions of the Committee shall be binding.

17. Relation to Prior Plans. This Plan supersedes and replaces prior Senior Management Survivor Benefit, Senior Management Supplementary Life Insurance, and Senior Management Alternate Death Benefit Life Insurance Plans as in effect prior to January 1, 1986, except such plans shall continue to apply to Eligible Employees who retired before January 1, 1986; provided, however, that with respect to those Eligible Employees who retired during calendar year 1986 by reason of the fact of attaining age 65, the Post-Retirement Benefit provided pursuant to the Senior

Management Survivor Benefit Plan as in effect prior to January 1, 1986, shall continue to apply and the post-retirement benefit provided under the Basic Death Benefit portion hereof shall not apply.

18. Amendments and Termination. This Plan may be modified or terminated at any time in accordance with the provisions of SBC's Schedule of Authorizations. A modification or Plan termination may affect present and future Eligible Employees; provided, however, that no modification shall be made to this Plan with respect to an Eligible Employee who terminates employment for reason of disability or Retirement), nor shall a termination of the Plan operate so as to be applicable to such an individual, without the written consent of the Eligible Employee.

[SBC LOGO]

SBC Communications Inc.

                                   SALARY AND
                          INCENTIVE AWARD DEFERRAL PLAN


                                    Effective:  January 1, 1984
                                    Revisions Effective:  September 29, 2000

                                TABLE OF CONTENTS

Subject                                                                        Page
-------                                                                        ----
Article 1   Statement of Purpose ..............................................  1

Article 2   Definitions .......................................................  1

Article 3   Administration of the Plan ........................................  4

Article 4   Contributions .....................................................  4

         4.1      Elections to Make Contribution ..............................  4
         4.2      Contributions to Pre-Tax Account; Interest/Dividends ........  5

Article 5  Distributions ......................................................  6

         5.1      Distributions From Pre-Tax Account ..........................  6
         5.2      Accelerated Distribution ....................................  7
         5.3      Small Distribution ..........................................  8
         5.4      Determination by Internal Revenue Service ...................  8
         5.5      Emergency Distribution ......................................  8
         5.6      Ineligible Participant ......................................  8

Article 6   Transition Provisions .............................................  9

         6.1      Effective Dates .............................................  9
         6.2      Combination of Existing Contributions .......................  9
         6.3      Termination of Elections ....................................  9
         6.4      Annual Base Salary Contribution Transition .................. 10

Article 7   Discontinuation, Termination, Amendment ........................... 10

         7.1      SBC's Right to Terminate Plan ............................... 10
         7.2      Amendment ................................................... 10

Article 8   Miscellaneous ..................................................... 10

         8.1      Additional Benefit .......................................... 10
         8.2      Tax Withholding ............................................. 11
         8.3      Elections and Notices ....................................... 11
         8.4      Unsecured General Creditor .................................. 11
         8.5      Offset ...................................................... 11
         8.6      Non-Assignability ........................................... 12
         8.7      Employment Not Guaranteed ................................... 12
         8.8      Errors ...................................................... 12
         8.9      Captions .................................................... 12
         8.10     Governing Law ............................................... 12
         8.11     Validity .................................................... 13
         8.12     Successors and Assigns ...................................... 13

                             SBC COMMUNICATIONS INC.

                    SALARY AND INCENTIVE AWARD DEFERRAL PLAN

                      As amended through September 29, 2000

ARTICLE 1 - STATEMENT OF PURPOSE

         The purpose of the Salary and Incentive Award Deferral Plan ("Plan") is to provide a select group of management employees consisting of Eligible Employees of SBC Communications Inc. ("SBC" or the "Company") and its Subsidiaries with a means for deferring the receipt of income.

ARTICLE 2 - DEFINITIONS

         For the purposes of this Plan, the following words and phrases shall have the meanings indicated, unless the context indicates otherwise:

         BASE COMPENSATION. The following types of cash-based compensation, in each case as determined by SBC, paid by an Employer (but not including payments made by a non-Employer, such as state disability payments), before reduction due to any contribution pursuant to this Plan or reduction pursuant to any deferral plan of an Employer, including but not limited to a plan that includes a qualified cash or deferral arrangement under Section 401(k) of the Internal Revenue Code, as amended ("Code"):

         (a) annual base salary.

         Payments by an Employer under a Disability plan made in lieu of any compensation described in (a) above, shall be deemed to be a part of the compensation it replaces for purposes of this definition. Base Compensation does not include the TEAM Award (the annual award determined to be the "Team Award" by SBC together with the individual award determined by SBC to be the Individual Discretionary Award made in connection therewith) or comparable awards, if any, determined by SBC to be used in lieu of these awards, commissions or zone allowances or any other geographical differential and shall not include payments made in lieu of unused vacation or other paid days off, and such payments shall not be contributed to this Plan.

         BUSINESS DAY. Any day during regular business hours that SBC is open for business.

         CHAIRMAN. The Chairman of the Board of Directors of SBC Communications Inc.

         COMMITTEE. The Human Resources Committee of the Board of Directors of SBC Communications Inc.

         DECLARED RATE. The interest rate for each calendar year as determined by the Senior Executive Vice President-Human Resources, with the concurrence of the Senior Executive Vice President, Chief Financial Officer and Treasurer and announced on or before January 1 of the applicable calendar year. However, in no event will the Declared Rate for any calendar be less than the Moody's Corporate Bond Yield Average-Monthly Average Corporates as published by

Moody's Investor's Service, Inc. (or any successor thereto) for the month of September before the calendar year in question, or, if such yield is no longer published, a substantially similar average selected by the Senior Executive Vice President-Human Resources or his or her successor.


         DISABILITY. Absence of an Employee from work with an Employer under the relevant Employer's disability plan, not only while such Employee is deemed by the Employer to be an Employee of such Employer.



         ELIGIBLE EMPLOYEE. An Employee who:
         (a) is a full time, salaried Employee of SBC or an Employer and who is on active duty, Disability or Leave of Absence;


         (b) is, as determined by SBC, a member of Employer's "select group of management or highly compensated employees" within the meaning of the Employment Retirement Income Security Act of 1974, as amended, and regulations thereunder ("ERISA"); and


         (c) is (i) an Officer or (ii) a non-Officer Employee who has been approved by the chairman to be eligible to participate in this Plan.


         Notwithstanding the foregoing, SBC may, from time to time, exclude any Employee or group of Employees from being deemed an "Eligible Employee" under this Plan.

         In the event a court or other governmental authority determines that an individual was improperly excluded from the class of persons who would be considered Eligible Employees during a particular time for any reason, that individual shall not be an Eligible Employee for purposes of the Plan for the period of time prior to such determination.

         EMPLOYEE. Any person employed by an Employer, excluding persons hired for a fixed maximum term and excluding persons who are neither citizens nor permanent residents of the United States, all as determined by SBC. For purposes of this Plan, a person on Leave of Absence who otherwise would be an Employee shall be deemed to be an Employee.

         EMPLOYER.  SBC Communications Inc. or any of its Subsidiaries.

         EXECUTIVE OFFICER. A person identified as an "executive officer" of SBC in the then most recent SBC Form 10-K containing such information that was filed with the United States Securities and Exchange Commission or who subsequent to such filing was notified by SBC's General Counsel to be an executive officer of SBC.


         INCENTIVE AWARD. A cash award paid by an Employer (and not by a non-Employer, such as state disability payments) as either a short term or long term award under the Short Term Incentive Plan or the 1996 Stock and Incentive Plan the Key Executive Officer Short Term Award paid under the 1996 Stock and Incentive Plan; or any other award that the Committee designates as a short term or long term incentive award specifically for purposes of this Plan (regardless of the purpose of the award) including an award which would otherwise be paid in stock, other than stock of SBC.


         LEAVE OF ABSENCE. Where a person is absent from employment with an Employer on a formally granted leave of absence (i.e., the absence is with formal permission in order to prevent a break in the continuity of term of employment, which permission is granted (and not revoked) in conformity with the rules of the Employer which employs the individual, as adopted from time to time). For purposes of this Plan, a Leave of Absence shall be deemed to also include a transfer of a person to an entity by an Employer for a rotational work assignment. In the event a transfer to such an entity lasts more than 5 years or the entity's rotational work assignment status is canceled by SBC, it shall be deemed a Termination of Employment with the Employer at that time for purposes of this Plan. To be a rotational work assignment, the Employer must have indicated in writing to the person that the person was to be rehired by the Employer on termination of the rotational work assignment.



         OFFICER. An individual who is designated as an officer level employee for salary purposes on the records of SBC.


         PARTICIPANT. An Eligible Employee or former Eligible Employee who participates in this Plan.

         PRE-TAX ACCOUNT. The account maintained on a pre-tax basis on the books of account of SBC for each Participant.

         RETIREMENT OR RETIRE. The Termination of Employment for reasons other than death, on or after the earlier of the following dates: (1) the date the Employee is eligible to retire with an immediate pension pursuant to the SBC Supplemental Retirement Income Plan ("SRIP"); or (2) the date the Employee has attained one of the following combinations of age and service at Termination of Employment, except as otherwise indicated below:

                Net Credited Service                Age
                --------------------            -----------
                  10 years or more              65 or older
                  20 years or more              55 or older
                  25 years or more              50 or older
                  30 years or more              Any age

         With respect to an Employee who is granted an EMP Service Pension under and pursuant to the provisions of the SBC Pension Benefit Plan - Nonbargained Program upon Termination of Employment, the term "Retirement" shall include such Employee's Termination of Employment.

         SUBSIDIARY. Any corporation, partnership, venture or other entity in which SBC holds, directly or indirectly, a 50% or greater ownership interest. SBC may, at its sole discretion, designate any other corporation, partnership, venture or other entity a Subsidiary for the purpose of participating in this Plan.

         TERMINATION OF EMPLOYMENT. References herein to "Termination of Employment," "Terminate Employment" or a similar reference, shall mean the event where the Employee ceases to be an Employee of any Employer, including but not limited to where the employing company ceases to be an Employer.

         TERMINATION UNDER EPR. In determining whether an Eligible Employee's termination of employment under the Enhanced Pension and Retirement Program ("EPR") is a Retirement for purposes of this Plan, five years shall be added to each of age and net credited service

("NCS"). If with such additional age and years of service, (1) an Eligible Employee upon such termination of employment under EPR is Retirement Eligible according to the SBC Supplemental Retirement Income Plan ("SRIP") or (2) the Eligible Employee upon such termination of employment under EPR has attained one of the following combinations of age and service,

                Actual NCS + 5 Years        Actual Age + 5 Years
                --------------------        --------------------
                  10 years or more              65 or older
                  20 years or more              55 or older
                  25 years or more              50 or older
                  30 years or more              Any age

then such termination of employment shall be a Retirement for all purposes under this Plan and the Eligible Employee shall be entitled to the treatment under this Plan afforded in the case of a termination of employment which is a Retirement.

ARTICLE 3 - ADMINISTRATION OF THE PLAN


         The Committee shall be the administrator of the Plan and will administer the Plan, interpret, construe and apply its provisions in accordance with its terms. The Committee may further establish, adopt or revise such rules and regulations as it may deem necessary or advisable for the administration of the Plan. References to determinations or other actions by SBC, herein, shall mean actions authorized by the Committee, the Chairman, the Senior Executive Vice President of SBC in charge of Human Resources, or their respective successors or duly authorized delegates, in each case in the discretion of such person; except that with respect to Executive Officers, only the Committee may take such action. All decisions by SBC shall be final and binding.


ARTICLE 4 - CONTRIBUTIONS

4.1      ELECTION TO MAKE CONTRIBUTIONS.
         (a) An Eligible Employee may elect to participate in the Plan through payroll deductions contributed to the Plan as follows (such contributions to the Plan are "Employee Contributions"):

                  (i) An Eligible Employee may elect to contribute up to 50% (in whole percentage increments) of his or her monthly Base Compensation, as the same may change from time to time; provided, however, any Base Compensation deferral hereunder is conditioned upon a 30% Base Compensation deferral election being in effect in the Stock Savings Plan.

                  (ii) An Eligible Employee may elect to contribute up to
                       100% (in whole percentage increments or a specified dollar amount) of an Incentive Award.

         (b) An Eligible Employee may only make an election, change an election, or terminate an election to make Employee Contributions as follows:

                  (i) An Employee who is an Eligible Employee as of September 30 may make an election on or prior to the last Business Day of the immediately following November with respect to the contribution of Base Compensation and/or Incentive Awards paid on or after the immediately following January 1.


                  (ii) An Employee who was not an Eligible Employee as of
                       September 30 but who is an Eligible Employee the immediately following December 31 (or such later date chosen by SBC, but not later than April 30) may make an election on or prior to the last Business Day of the immediately following May with respect to the contribution of Base Compensation and/or Incentive Awards paid on or after the immediately following July 1.


         SBC may refuse or terminate any election to make Employee Contributions at any time.



4.2      CONTRIBUTIONS TO PRE-TAX ACCOUNT; INTEREST/DIVIDENDS.
         (a) Employee Contributions shall be made solely pursuant to a proper election and only during the Employee's lifetime and while the Employee remains an Eligible Employee (if the Employee ceases to be an Eligible Employee, his or her election to make Employee Contributions shall be cancelled); provided, however, Termination of Employment of an Eligible Employee shall not constitute loss of eligibility solely with respect to contribution of Base Compensation earned prior to termination but paid within 60 days thereafter or with respect to an Incentive Award paid after Retirement (and such person shall be deemed an Eligible Employee for such contributions).


         (b) Employee Contributions shall be credited to the Participant's Pre-Tax Account in accordance with the provisions of Section 4.2(e) shall bear interest at the applicable Declared Rate on the balance from month-to-month in such account. The interest will be credited monthly to the account at one-twelfth of the annual Declared Rate for that calendar year compounded quarterly.


         (c) In addition, if the Participant's account under the Bell System Senior Management Incentive Award Deferral Plan ("Predecessor Plan") was transferred to this Plan as of January 1, 1984, the effective date of this Plan, then the Participant's Pre-Tax Account under this Plan shall be credited as of such date with the amount credited to the Participant's account under the Predecessor Plan as of December 31, 1983, and such amount shall bear interest in accordance with the terms of this Plan.

         (d) Deferred amounts related to Incentive Awards which would otherwise have been distributed in shares of stock other than shares of common stock of SBC shall be credited to the Participant's Pre-Tax Account as deferred shares. The Participant's Pre-Tax Account shall also be credited on each dividend payment date with an amount equivalent to the dividend payable on the number of such shares equal to the number of deferred shares in the Participant's Pre-Tax Account on the record date for such dividend. Such amount shall then be converted to a number of additional deferred shares determined by dividing such amount by the closing price of such shares on the New York Stock Exchange on such date, or if not listed on such exchange, then on the principal market for such shares. If not traded on such exchange on such date, then the closing price on the next preceding day the stock was so traded shall be utilized.

         In the event of a merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, stock split, share combination, or stock dividend, stock split or other change in the corporate structure of the issuer of stock described in the preceding paragraph, affecting such stock, the Committee shall make an adjustment to the number and class of shares of deferred stock, in its discretion, to avoid any dilution or enlargement of rights.


         (e) Contributions to the Plan shall be deemed contributed when the compensation would have otherwise actually been paid (using the "check date" of the payment or contribution) were it not for an election under this Plan. For example, a contribution from a payment of Base Compensation, delayed for any reason, shall be deemed contributed when the delayed payment is made.


ARTICLE 5 - DISTRIBUTIONS

5.1       DISTRIBUTIONS FROM PRE-TAX ACCOUNT.
         (a) Retirement. Beginning March 10 (or such other date as determined by SBC) of the first (1st) calendar year following the calendar year of the Retirement of a Participant and on March 10 (or such other date as determined by SBC) of each of the successive 14 calendar years, SBC shall distribute to the Participant that portion of the Participant's Pre-Tax Account that is equal to the total dollar amount of the Participant's Pre-Tax Account (and/or number of deferred shares then held in the Participant's Pre-Tax Account) divided by the number of remaining installments. Notwithstanding the foregoing, if the Participant Retires prior to 2001, then any undistributed portion of the Participant's Pre-Tax Account will be distributed in a lump sum on March 10 of the fifteenth (15th) calendar year following the calendar year of the Retirement of the Participant.

         (b) Non-Retirement Termination of Employment. Beginning March 10 (or such other date as determined by SBC) of the calendar year following the calendar year of Termination of Employment which is not a Retirement and on March 10 (or such other date as determined by SBC) of each of the successive 2 calendar years, SBC shall distribute that portion of the Participant's Pre-Tax Account that is equal to the total dollar amount of the Participant's Pre-Tax Account (and/or number of deferred shares held in the Participant's Pre-Tax Account) divided by the number of remaining installments.

         (c) Death. Notwithstanding (a) or (b) above to the contrary, in the event of the death of a Participant, any amounts remaining in the Participant's Pre-Tax Account (and/or number of deferred shares then held in the Participant's Pre-Tax Account) shall be promptly distributed to the Participant's beneficiary designated in accordance with the SBC Rules for Employee Beneficiary Designations, as the same may be amended from time to time ("Rules"). If no designation has been made or if all designated beneficiaries predecease the Participant, the Participant's Pre-Tax Account shall be distributed according to the Rules.

         Notwithstanding any other provision of this Plan, if a surviving beneficiary of a Plan participant disclaims in whole or in part, that beneficiary's interest or share in the distribution of the Plan participant's Plan proceeds, and such disclaimer satisfies the requirements of Section 2518(b) of the Internal Revenue Code (or any successor provision) and any applicable state law, such disclaimer shall not constitute an assignment, transfer or alienation by any method of such interest or share or proceeds and the portion of such proceeds subject to such disclaimer shall be distributed as if that beneficiary had predeceased the Plan participant.

         (d) Discharge for Cause/Non Competition. Notwithstanding any other provision of this Plan to the contrary, all amounts (including deferred shares) then credited to the Participant's Pre-Tax Account shall be paid immediately in a single payment if a Participant is discharged for cause by his or her Employer, or if a Participant otherwise ceases to be employed by his or her Employer and engages in competition with SBC or any direct or indirect Subsidiary thereof or with any business with which a Subsidiary of SBC or an affiliated company has a substantial interest (collectively referred to herein as an "Employer Business"), or becomes employed by a governmental agency having jurisdiction over the activities of SBC or any of its Subsidiaries. For purposes hereof, engaging in competition with any Employer business shall mean engaging by the Participant in any business or activity in the same geographical market where the same or substantially similar business or activity is being carried on as an Employer business. Such term shall not include owning a nonsubstantial publicly traded interest as a shareholder in a business that competes with an Employer business. However, engaging in competition with an Employer business shall include representing or providing consulting services to, or being an employee of, any person or entity that is engaged in competition with any Employer business or that takes a position adverse to any Employer business in a judicial, regulatory, legislative or administrative proceeding. Further, engaging in competition with an Employer business would result if the Participant either engages directly in competitive activity or in any capacity in any location becomes employed by, associated with, or renders service to any company, or parent or affiliate thereof, or any subsidiary of any of them, if any of them is engaged in competition with an Employer business, regardless of the position or duties the Participant takes and regardless of whether or not the employing company, or the company that the Participant becomes associated with or renders service to, is itself engaged in direct competition with an Employer business.

         (e) Deferred amounts held pending distribution shall continue to be credited with interest or additional deferred shares, as applicable, determined in accordance with Section 4.2(b) or 4.2 (d), as applicable.

         (f) The obligation to make distribution of deferred amounts credited to a Participant's Pre-Tax Account during any calendar year, plus the additional amounts credited on such deferred amounts pursuant to Section 4.2(b) or 4.2(d), as applicable, shall be borne by SBC or the applicable Employer which otherwise would have paid the related award currently. However, the obligation to make distributions with respect to deferred amounts which are related to amounts credited to a Participant's Pre-Tax Account as of the effective date of the Plan pursuant to Section 4.2(c), and with respect to which no SBC company would otherwise have paid the related award currently, shall be borne by the Employer which employed the Participant on the effective date of the Plan.

         (g) For the purpose of this Plan, a beneficiary designation like that described in Section 5.1(c) that was made under the comparable provisions of the Predecessor Plan shall be considered as a beneficiary designation made under
Section 5.1(c).

         (h) Notwithstanding the other provisions of this Section 5.1 to the contrary, but subject to the provisions of Section 5.2(b), a Participant who was a Participant on, and made contributions to the Plan prior to, September 1, 2000, may request that receipt of the cash portion of Participant's Pre-Tax Account be deferred to Participant's death, or to be received earlier if accelerated in accordance with the provisions of 5.2(a). Approval of such request shall be in SBC's sole discretion.


5.2      ACCELERATED DISTRIBUTION.
         (a) On or before the last Business Day of a calendar year, a Participant may elect to receive a distribution of all or a portion of the Participant's Pre-Tax Account. Such distribution shall be made March 10 (or such other date as determined by SBC) of the immediately following calendar year. This distribution shall be in addition to the portion of the Pre-Tax Account to be distributed at the same time under Section 5.1, which distribution shall be calculated without regard to an election under this section.


         (b) In the event the Participant Terminates Employment for reasons other than Retirement, SBC may, at its sole discretion, accelerate the distribution of all or a portion of a Participant's Pre-Tax Account to the date of SBC's choosing, without notice to, or the consent of, the Participant.

5.3      SMALL DISTRIBUTION.
         Notwithstanding any election made by the Participant, after the Termination of Employment of the Participant for any reason, if at the time the total value of the Participant's Pre-Tax Account is less than $10,000, SBC may, in its discretion, distribute all of such account in the form of a lump sum distribution.

5.4      DETERMINATION BY INTERNAL REVENUE SERVICE.
         In the event that a final determination shall be made by the Internal Revenue Service or any court of competent jurisdiction that a Participant has recognized gross income for Federal income tax purposes in excess of the portion of Participant's Pre-Tax Account actually distributed by SBC, SBC shall promptly distribute to the Participant that portion of Participant's Pre-Tax Account to which such additional gross income is attributable.


5.5      EMERGENCY DISTRIBUTION.
         In the event that SBC, upon written petition of the Participant, determines in its sole discretion that the Participant has suffered an unforeseeable financial emergency, SBC shall distribute to the Participant, as soon as practicable following such determination, that portion of Participant's Pre-Tax Account determined by SBC to meet the emergency (the "Emergency Distribution). For purposes of this Plan, an unforeseeable financial emergency is an unexpected need for cash arising from an illness, casualty loss, sudden financial reversal, or other such unforeseeable occurrence. Cash needs arising from foreseeable events such as the purchase of a house or education expenses for children shall not be considered to be the result of an unforeseeable financial emergency. Upon such distribution, any election to make Employee Contributions by such Participant shall be immediately cancelled, and the Participant shall not be permitted to make a new election with respect to Employee Contributions that would be contributed during the then current and immediately following calendar year.


5.6      INELIGIBLE PARTICIPANT.
         Notwithstanding any other provisions of this Plan to the contrary, if SBC receives an opinion from counsel selected by SBC, or a final determination is made by a Federal, state or local government or agency, acting within its scope of authority, to the effect that an individual is not, or was not at the time of his or her making Employee Contributions to this Plan, to be a member of Employer's "select group of management or highly compensated employees" within the meaning of ERISA, then such person will not be eligible to participate in this Plan and shall receive an immediate lump sum distribution of the Participant's Pre-Tax Account. Upon such payment no other distribution shall thereafter be payable under this Plan either to the individual or any beneficiary of the individual, except as provided under Section 8.1 Additional Benefit.

ARTICLE 6 - TRANSITION PROVISIONS

         The transition rules of this Article 6 shall supercede all other terms of this Plan.

6.1      EFFECTIVE DATES.
         Except as otherwise provided herein, the amendments to this Plan made September 1, 2000 (the "2000 Amendments") shall be effective September 1, 2000, and no election regarding the further deferral of a distribution of contributions to this Plan may be made on or after September 1, 2000.

6.2      COMBINATION OF EXISTING CONTRIBUTIONS.
         (a) Effective January 1, 2001, all prior contributions made to the Plan by a Participant shall be combined into Participant's single Pre-Tax Account.

         (b) To the extent any Participant who retires before 2001 would, were it not for the 2000 Amendments, under valid elections made prior to September 1, 2000, receive a distribution that would extend the Participant's distributions beyond 2015, then the contributions so affected shall not be combined with other contributions and shall be distributed in accordance with such elections. Notwithstanding the foregoing, the Participant may, with the consent of SBC, elect to have all of Participant's contributions to the Plan governed by this Plan as in effect after September 1, 2000.

         (c) In the event a Participant dies prior to 2001, the Participant's accounts shall not be combined with and shall be distributed in accordance with the Plan as it existed immediately prior to September 1, 2000.

6.3      TERMINATION OF ELECTIONS.
         (a) Distributions from the Plan that would be made in the year 2000 under the Plan as it existed immediately prior to September 1, 2000, based on elections made before September 1, 2000, shall continue to be made in the year 2000 as provided in the Plan immediately prior to September 1, 2000. All other distribution elections are cancelled, including but not limited to distributions which have already commenced, but only to the extent such elections call for distributions after the year 2000. All amounts (or shares) remaining undistributed after such distributions shall be held and distributed in accordance with the terms of the Plan as in effect after September 1, 2000.

         (b) Contributions to the Plan that would be made in the year 2000 under the Plan as it existed immediately prior to September 1, 2000, based on elections made before September 1, 2000, shall continue to be made in the year 2000 as provided in the Plan immediately prior to September 1, 2000. Elections to participate in the Plan shall not automatically be renewed for the year 2001. Each Eligible Employee must make a new election after September 1, 2000, in order to make Employee Contributions after 2000. Provided, however, valid elections made prior to September 1, 2000, to contribute Incentive Awards in 2001 shall be valid elections under this Plan.

6.4      ANNUAL BASE SALARY CONTRIBUTION TRANSITION.
         Annual base salary earned prior to January 1, 2001, shall be contributed when earned, while annual base salary earned on or after such date shall be contributed when paid. In order to avoid any double contribution of annual base salary, that part of annual base salary earned in the year 2000 shall not be included in any determination of contributions to the Plan in a later calendar year, even though paid in such calendar year.

ARTICLE 7 - DISCONTINUATION, TERMINATION, AMENDMENT.

7.1      SBC'S RIGHT TO TERMINATE PLAN.
         The Committee may terminate the Plan at any time. Upon termination of the Plan, contributions shall no longer be made under the Plan.

         After termination of the Plan, Participants shall continue to earn interest/dividend equivalents and shall continue to receive all distributions under this Plan at such time as provided in and pursuant to the terms and conditions of this Plan at the time of the Plan's termination.

7.2      AMENDMENT.
         This Plan may be modified or terminated at any time in accordance with the provisions of SBC's Schedule of Authorizations; provided, however, that no amendment, including but not limited to an amendment to this section, shall be effective, without the consent of a Participant, to alter, to the material detriment of such Participant, the distributions described in this Plan as applicable to the Participant or to decrease such Participant's Pre-Tax Account. For purposes of this section, an alteration to the material detriment of a Participant shall mean a material reduction in the period of time over which Participant's Pre-Tax Account may be distributed to a Participant or a reduction in the amounts then credited to a Participant's Pre-Tax Account. Any such consent may be in a writing, telecopy, or e-mail or in another electronic format. An election to make Employee Contributions and the failure to terminate an election to make Employee Contributions when able to do so shall each be conclusively deemed to be the consent of the Participant to any and all amendments to the Plan prior to such election or failure to terminate an election, and such consent shall be a condition to making any election with respect to Employee Contributions.

ARTICLE 8 - MISCELLANEOUS

8.1      ADDITIONAL BENEFIT.
         The reduction of any benefit payable under the SBC Pension Benefit Plan (or comparable plan identified by SBC as a replacement therefor), which results from participation in this Plan, will be restored as an additional benefit ("make-up piece") under this Plan. The Participant shall elect prior to commencement of payment of the make-up piece whether to receive such benefit in cash in a lump sum (consisting of the present value equivalent of the pension retirement benefit (life annuity) make-up piece) or such benefit in an annuity form of payment. Notwithstanding the proceeding provisions of this section, if all or a portion of the make-up piece is paid pursuant to SRIP or another non-qualified plan, then such amount shall not be payable pursuant to this Plan.

8.2      TAX WITHHOLDING.
         Upon a distribution from Participant's Pre-Tax Account, SBC shall withhold such amount (or shares) as determined by SBC to satisfy the minimum amount of Federal, state, and local taxes required by law to be withheld as a result of such distribution, or such greater amount as specified by the Participant.


8.3      ELECTIONS AND NOTICES.
         Notwithstanding anything to the contrary contained in this Plan, all elections and notices of every kind shall be made on forms prepared by SBC or made in such other manner as permitted or required by SBC, including through electronic means, over the Internet or otherwise. An election shall be deemed made when received by SBC, which may waive any defects in form. Unless made irrevocable by the electing person, each election with regard to making Employee Contributions or distributions under the Plan shall become irrevocable at the close of business on the last day to make such election. SBC may limit the time an election may be made in advance of any deadline.



         Any notice or filing required or permitted to be given to SBC under the Plan shall be delivered to the principal office of SBC, directed to the attention of the Senior Executive Vice President-Human Resources of SBC or his or her successor. Such notice shall be deemed given on the date of delivery.


         Notice to the Participant shall be deemed given when mailed (or sent by telecopy) to the Participant's work or home address as shown on the records of SBC or, at the option of SBC, to the Participant's e-mail address as shown on the records of SBC. It is the Participant's responsibility to ensure that the Participant's addresses are kept up to date on the records of SBC. In the case of notices affecting multiple Participants, the notices may be given by general distribution at the Participants' work locations.

         By participating in the Plan, each Participant agrees that SBC may provide any documents required or permitted under the Federal or state securities laws, including but not limited to the Securities Act of 1933 and the Securities Exchange Act of 1934 by e-mail, by e-mail attachment, or by notice by e-mail of electronic delivery through SBC's Internet Web site or by other electronic means.

8.4      UNSECURED GENERAL CREDITOR.
         Participants and their beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interest, or claims in any property or assets of any Employer. No assets of any Employer shall be held under any trust for the benefit of Participants, their beneficiaries, heirs, successors, or assigns, or held in any way as collateral security for the fulfilling of the obligations of any Employer under this Plan. Any and all of each Employer's assets shall be, and remain, the general, unpledged, unrestricted assets of such Employer. The only obligation of an Employer under the Plan shall be merely that of an unfunded and unsecured promise of SBC to make distributions under, and in accordance with the terms of, the Plan.

8.5      OFFSET.

         SBC may offset against the amount (or shares) otherwise distributable to a Participant, any amounts due an Employer by a Participant, including but not limited to overpayments under any compensation or benefit plans.

8.6      NON-ASSIGNABILITY.
         Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt, any amounts (or shares) distributable under the Plan, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amount (or shares) distributable shall, prior to actual distribution, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.



8.7      EMPLOYMENT NOT GUARANTEED.
         Nothing contained in this Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any employee any right to be retained in the employ of an Employer or to serve as a director.

8.8      ERRORS.
         At any time SBC may correct any error made under the Plan without prejudice to SBC. Such corrections may include, among other things, refunding contributions to a Participant with respect to any period he or she made Employee Contributions while not an Eligible Employee, or canceling the enrollment of a non-Eligible Employee.

8.9      CAPTIONS.
         The captions of the articles, sections, and paragraphs of this Plan are for convenience only and shall not control nor affect the meaning or construction of any of its provisions.


         8.10     GOVERNING LAW.

         To the extent not preempted by ERISA, this Plan shall be governed by and construed in accordance with the substantive laws of the State of Texas, excluding any conflicts or choice of law, rule or principle that might otherwise refer construction or interpretation of this Plan to provisions of the substantive law of any jurisdiction other than the State of Texas. Any actions seeking to enforce the rights of an employee, former employee or person who holds such rights through, from or on behalf of such employee or former employee under this plan may be brought only in a federal or state court located in Bear County, Texas.

8.11     VALIDITY.
         In the event any provision of this Plan is held invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan.


8.12     SUCCESSORS AND ASSIGNS.
         This Plan shall be binding upon SBC and its successors and assigns.

[SBC LOGO]

           SBC Communications Inc.







                           SENIOR MANAGEMENT LONG TERM
                                DISABILITY PLAN







                                                 Plan Effective: January 1, 1984

                                SENIOR MANAGEMENT
                            LONG TERM DISABILITY PLAN

Section 1.        Definitions

         1. Plan shall mean the SBC Communications Inc. Senior Management Long Term Disability Plan.


         2. Employer shall mean SBC Communications Inc. or any of its subsidiaries that participate in the Plan.


         3. Pension Plan shall mean the SBC Communications Inc. Management Pension Plan.

         4. Disability Benefit Plan shall mean the SBC Communications Inc. Sickness and Accident Disability Benefit Plan.

         5. Mid-Career Pension Plan shall mean the SBC Communications Inc. Mid-Career Pension Plan.

         6. Short Term Plan shall mean the SBC Communications Inc. Short Term Incentive Plan.

         7. Committee shall mean the Administrative Committee appointed by the Vice President-Human Resources. It shall consist of three managers, one of whom will be a Senior Manager.

         8(a)     Participant, for purpose of the Disability Allowance under
                  Section 2, shall mean a Senior Manager on the active rolls of an Employer on or after the effective date of the Plan.

         8(b) Participant, for purposes of the Senior Management survivor Benefit under Section 3, shall mean a former employee of an Employer who was a Participant under paragraph 8(a) above on the last day of employment, if such former employee is eligible to receive a Disability Allowance under Section 2.

         8(c)     Participant, for purposes of the Medical Expense Benefit under
                  Section 6, shall mean a former employee of an Employer who was a Participant under paragraph 8(a) above the last day of Employment, if such former employee is eligible to receive a Disability Allowance under Section 2.

         8(d) For purposes of paragraph 8(b) and 8(c) above, a former employee shall be considered to be eligible to receive a Disability Allowance under Section 2 if he has met the conditions specified in Section 2, even though the receipt of other benefits by such former employee precludes his receipt of any benefits under Section 2.

         9. Term of Employment. shall have the same meaning as the meaning assigned to such expression in the Pension Plan.

         10. Annual Basic Pay shall mean the Participant's annual base salary rate (as determined by the Employer) on the last day the Participant was on the active payroll, but excluding all differentials regarded as temporary or extra payments and all cash payments and distributions made under the Short Term Plan and the SBC Communications Inc. Long Term Incentive Plan. The base salary rate in Section 2, paragraph 3, shall be the base salary amount prior to any reduction as a result of the Senior Management Deferred Compensation Plan.

         11. The use of personal pronouns of the masculine gender in the Plan is intended to include both masculine and feminine genders.

Section 2.        Disability Allowance

         1(a) A participant shall be considered to be "disabled" at any time during the first fifty-two week period following the onset of a physical or mental impairment if such impairment prevents the Participant from meeting the performance requirements of the position held immediately preceding the onset of the physical or mental impairment.

         1(b) A Participant shall be considered to be "disabled" after the first fifty-two week period following the onset of a physical or mental impairment if such impairment prevents the Participant from meeting the performance requirements of (1) the position held immediately preceding the onset of the physical or mental impairment, (2) a similar position, or (3) any appropriate position which the Participant would otherwise be capable of performing by reason of the Participant's background and experience.

         1(c) The Committee shall make the determination of whether a Participant is disabled within the meaning of paragraphs 1(a) and 1(b) above.

         2. A Participant who is disabled during a period described in paragraph 1(a) of this Section 2 shall be eligible to receive a monthly disability allowance equal to 100 percent of the Participant's monthly base salary rate on the last day the Participant was on the active payroll, reduced by any amounts described in paragraph 5(a) of this Section 2 which are attributable to the period for which benefits are provided under this paragraph.

         3. A Participant who is disabled during a period described in paragraph 1(b) shall, prior to his sixty-fifth birthday, be eligible to receive a monthly disability allowance equal to eighty percent of the Participant's monthly base salary rate, prior to any deferral amount under the Senior Management Deferred Compensation Plan, on the last day the Participant was on the active payroll, reduced by any amounts described in paragraph 4(b) of this
                  Section 2 which was attributable to the period for which benefits are provided under this paragraph.

         4(a) The disability allowance determined for any period under paragraph 2 of this Section 2 shall be reduced by the sum of the following benefits received by the Participant which are attributable to the period for which such disability allowance is provided: a service pension, deferred vested pension, or disability pension under the Pension plan, a pension under the Mid-Career Pension Plan, an accident disability benefit or sickness disability benefit under the Disability Benefit Plan, any Workers' Compensation Benefit, plus any other benefit payments required by law on account of the Participant's disability. However, no reduction shall be made on account of any pension under the Pension Plan, or the Mid-Career Pension Plan at a rate greater than the rate of such pension on the date the Participant first received such pension after his disability.

         4(b) The disability allowance determined for any period under paragraph 3 of this Section 2 shall be reduced by the sum of the following benefits received by the Participant which are attributable to the period for which such disability allowance is provided: a service pension, deferred vested pension or disability pension under the Pension Plan, a pension under the Mid-Career Pension Plan, an accident disability benefit under the Disability Benefit Plan, any other retirement income payments from the employee's Employer, plus any Worker's Compensation Benefit. However, no reduction shall be made on account of any pension under the Pension Plan, or the Mid-Career Pension Plan at a rate greater than the rate of such pension on the date the Participant first received such pension after his disability.

                           Furthermore, the Board of Directors of the employee's
                  Employer in its discretion may reduce the disability allowance by the amount of outside compensation or earnings of the Participant for work performed by the Participant during the period for which such disability allowance is provided.

         5. For purposes of paragraphs 1(a) and 1(b) of this Section 2, the measurement of time following the onset of a physical or mental impairment shall coincide with the measurement of time used to calculate the period of Sickness and Disability Benefit Plan. Successive periods of physical or mental impairment shall be counted together in computing the periods during which the Participant shall be entitled to the benefits provided under paragraph 2 or paragraph 3 of this Section 2, except that any disability absence after the Participant has been continuously engaged in the performance of duty for thirteen weeks shall be considered to commence a new period of physical or mental impairment under paragraph 1(a), so that such Participant shall be entitled during such new period to the benefits provided under paragraph 2 of this Section 2.

Section 3 Life Insurance Benefits. A Participant described in paragraph 8(b) of Section 1, who has not retired on a service pension or a disability pension under the Pension Plan, shall be entitled to the same rights and benefits under the SBC Communications Inc. Senior Management Survivor Benefit Plan, and under the Supplementary Life Insurance Plan, as if the employee had retired on a service pension or a disability pension under the Pension Plan and had elected the Alternate Death Benefit under the Senior Management Survivor Benefit Plan.

Section 4 Medical Expense Benefits. A Participant described in paragraph 8(c) of Section 1, who has not retired on a service pension or a disability pension under the Pension Plan, shall be entitled to the same rights and benefits under the SBC Communications Inc. Medical Expense Plan, and Dental Expense Plan as an employee who retired on a service or a disability pension under the Pension Plan.

Section 5 Claims and Appeals. Any claim under the Plan by a Participant, or by anyone claiming through a Participant, shall be presented to the Committee. Any person whose claim under the Plan has been denied may (and must for the purpose of seeking any further review of a decision or determining any entitlement to a benefit under the Plan), within 60 days after receipt of notice of denial, submit to the Human Resources Committee of the SBC Communications Inc. Board of Directors a written request for review of the decision denying the claim. The Human Resources Committee shall determine conclusively for all parties all questions arising in the administration of the Plan.

Section 6         General Provisions

         1.       The Plan shall be effective on January 1, 1984.

         2. The rights of a Participant or his spouse to benefits under the Plan shall not be subject to assignment or alienation.

         3. SBC Communications Inc. may from time to time make changes in the Plan and may terminate the Plan. In addition, the Vice President-Human Resources of the SBC Communications Inc. (or any successor to the officer's responsibilities), shall be authorized to make minor or administrative changes to the Plan, as well as changes dictated by the requirement of Federal or state statutes or authorized or made desirable by such statutes. Such changes or termination shall not affect the rights of any Participant, without his consent, to any benefit under the Plan to which such Participant may have previously become entitled as a result of a disability, death or termination of Employment which occurred prior to the effective date of such change or termination.

         4. In case of accident resulting in injury to or death of a Participant which entitles the Participant to benefits under the Plan, the Participant may elect to accept such benefits or to prosecute such claims at law as the Participant may have against the Employer. If election is made to accept the benefits under the Plan, such election shall be in writing and shall release the Employer from all claims and demands which the Participant may have against it, otherwise than under this Plan or under any other plan maintained by the Employer, on account of such accident. The Committee, in its discretion, may require that the election described above shall release any other company connected with the accident, including any company participating in the Pension Plan. The right of the Participant to a disability allowance under Section 2 of the Plan shall lapse if election to accept such benefits, as above provided, is not made within sixty days after injury, or within such greater time as the Committee shall, by resolution duly entered on its records, fix for the making of such election.

         5. Should claim, other than under this Plan or under any other plan maintained by the Employer, by presented or suit brought against the Employer, or against any other company participating in the Pension Plan, for damages on account of injury or death of a Participant, nothing shall by payable under this Plan on account of such injury or death except as provided in paragraph 6 of this Section 6; provided however, that the Committee may, in its discretion and upon such terms as it may prescribe waive this provision if such claims be withdrawn or if such suit be discontinued.

         6. In case any judgment is recovered against the Employer or any settlement is made of any claim or suit on account of the injury or death of a Participant, and the total amount which would otherwise have been payable under the Plan and under any other plan maintained by the Employer is greater than the amount paid on account of such judgment or settlement, the lesser of (1) the difference between such two amounts, or (2) the amount which would otherwise have been payable under this Plan, may in the discretion of the Committee be distributed to the beneficiaries who would have received benefits under this Plan.

         7. All benefits provided under the Plan with respect to a Participant shall be forfeited and cancelled in their entirety if the Participant, without the consent of the Employer and while employed by the Employer or after termination of such Employment, becomes associated with, becomes employed by or renders service to, or owns an interest in any business (other than as a shareholder with a nonsubstantial interest in such business) that is competitive with the Employer or with any business with which a subsidiary or affiliated Company has a substantial interest, as determined by the Employer's Board of Directors. All benefits provided under the Plan with respect to a Participant shall be forfeited and cancelled in their entirety if the Participant is discharged by the Employer for cause or the Participant engages in misconduct in connection with the Participant's Employment.

         8. Each Employer, the Committee, and the Human Resources Committee of the SBC Communications Inc.'s Board of Directors is each a named fiduciary as that term is used in ERISA with respect to the particular duties and responsibilities herein provided to be allocated to each of them, respectively.

         9. All benefits authorized under the Plan shall be a charge to the operating expense accounts of the Participant's Employer when and as paid.

         10. The expenses of administering the Plan shall be borne by the Employers in such proportions as shall be mutually agreed upon by such Employers.

[SBC LOGO]

                            SBC Communications Inc.


                            SUPPLEMENTAL HEALTH PLAN




                                                     Effective: January 1, 1987
                                            Revisions Effective: March 19, 2001

                             EXECUTIVE HEALTH PLAN

                               TABLE OF CONTENTS


      SECTION                                   SUBJECT                                 PAGE
      -------                                   -------                                 ----
         1.       Purpose ..............................................................  1
         2.       Definitions...........................................................  1
         3.       Eligibility ..........................................................  2
         4.       (a)  Coverage.........................................................  3
                  (b)  Substitute Basic Coverage........................................  4
         5.       Costs.................................................................  4
         6.       Non-Competition ......................................................  5
         7.       Administration........................................................  6
         8.       Amendments and Termination ...........................................  6

                                  SUPPLEMENTAL
                                  HEALTH PLAN

1. Purpose. The Supplemental Health Plan ("Plan") provides Eligible Employees and their eligible dependents with supplemental medical, dental and vision benefits.


2. Definitions. For purposes of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

         CHAIRMAN. "Chairman" shall mean the Chairman of the Board of SBC Communications Inc.

         COMMITTEE. "Committee" shall mean the Human Resources Committee of the Board of SBC Communications Inc.


         ELIGIBLE EMPLOYEE. "Eligible Employee" shall mean an Officer.

         OFFICER. "Officer" shall mean an individual who is designated by the Chairman as eligible to participate in the Plan who is an elected officer of SBC or of any SBC subsidiary (direct or indirect).


         RETIREMENT. "Retirement" shall mean the termination of an Eligible Employee's employment with SBC or any of its subsidiaries, for reasons other than death, on or after the earlier of the following dates: (1) the date the Eligible Employee is Retirement Eligible as such term is defined in the SBC Supplemental Retirement Income Plan ("SRIP"); or
         (2) the date the Eligible Employee has attained one of the following combinations of age and service at termination of employment on or after April 1, 1997, except as otherwise indicated below:

                  Net Credited Service               Age
                  --------------------               ---
                  10 years or more                   65 or older
                  20 years or more                   55 or older
                  25 years or more                   50 or older
                  30 years or more                   Any age

         With respect to an Eligible Employee who is granted an EMP Service Pension under and pursuant to the provisions of the SBC Pension Benefit Plan - Nonbargained Program ("SBCPBP") upon termination of Employment, the term "Retirement" shall include such Eligible Employee's termination of employment.

         TERMINATION UNDER EPR. In determining whether an Eligible Employee's termination of employment under the Enhanced Pension and Retirement Program ("EPR") is a Retirement for purposes of this Plan, five years shall be added to each of age and net credited service ("NCS"). If with such additional age and years of service, (1) an Eligible Employee upon such termination of employment under EPR is Retirement Eligible according to the SBC Supplemental Retirement Income Plan ("SRIP") or (2) the Eligible Employee upon such termination of employment under EPR has attained one of the following combinations of age and service,

                Actual NCS + 5 Years             Actual Age + 5 Years
                --------------------             --------------------
                  10 years or more                   65 or older
                  20 years or more                   55 or older
                  25 years or more                   50 or older
                  30 years or more                   Any age

         then such termination of employment shall be a Retirement for all purposes under this Plan and the Eligible Employee shall be entitled to the treatment under this Plan afforded in the case of a termination of employment which is a Retirement.

         SBC. "SBC" shall mean SBC Communications Inc.

3. Eligibility. Each Eligible Employee shall be eligible to participate in this Plan along with his or her eligible dependents. Eligible dependents are those covered under the Eligible Employee's SBC company's basic managed care medical, dental, and vision care plans ("Basic Plans").

Provisions of this Plan will continue in effect during Retirement for each Eligible Employee who became an Eligible Employee on or after January 1, 1987 but before January 1, 1999. Dependent coverage will also continue during the Retirement period for an Eligible Employee who became an Eligible Employee on or after January 1, 1987 but before January 1, 1999. An Eligible Employee who becomes an Eligible Employee after December 31, 1998 shall not be eligible hereunder for coverage during Retirement.

Eligible Employees as of October 1, 1998 must elect to continue coverage effective January 1, 1999 by December 31, 1998. An Eligible Employee who becomes an Eligible Employee after October 1, 1998 shall have 90 days after becoming an Eligible Employee to elect coverage under this Plan. Coverage will remain in effect as long as the applicable contribution is paid by the Eligible Employee. However, once an Eligible Employee terminates coverage he or she may not reinstate such coverage.


4.       (a)      Coverage. Subject to the limitations in this Section, this
         Plan provides 100% coverage of all medical, dental and vision expenses not covered by the Eligible Employee's Basic Plans provided such expenses for such services would qualify as deductible medical expenses for federal income tax purposes, whether deducted or not. Notwithstanding any other provision of the Plan to the contrary, an employee who first becomes an Eligible Employee mid-year and who is enrolled in SBC sponsored medical plans other than his or her company's Basic Plans (e.g., HMO) will be allowed to participate in the Plan for the remainder of the calendar year along with his or her dependents who are enrolled in such other SBC sponsored Plans, as if he or she was participating in his or her company's Basic Plans. Thereafter, to participate in the Plan, the Eligible Employee, as well as his or her dependents for whom coverage is desired under this Plan, must be enrolled in the Basic Plans to have coverage hereunder. Expenses incurred by any Eligible Employee or any of his or her eligible dependents under this Plan shall not exceed $50,000 per year per individual. Effective January 1, 1998, expenses incurred by any Eligible Employee and his or her eligible dependents under this Plan shall not exceed $100,000 total per Plan year (i.e., January 1 through December 31). Expenses covered by the Basic Plans will not be included in these limits.


         Claims will be applied against the various health plans in the following order:

              (1)     Medicare if participant is eligible for same,
              (2)     Group Health Plans,
              (3)     CarePlus if elected and applicable,
              (4)     Long Term Care Plan if elected and applicable,
              (5)     this Plan.

         (b) Substitute Basic Coverage. Notwithstanding any other provision of this Plan to the contrary, if upon Retirement, an Eligible Employee is eligible for coverage under this Plan during Retirement, but not eligible for coverage under the Basic Plans, this Plan shall provide all medical, dental and vision expenses as if such Eligible Employee had been eligible for Non-Network coverage under the Basic Plans (hereinafter, "Substitute Basic Coverage"). Such Substitute Basic Coverage shall be subject to the same terms and conditions, including monthly retiree contributions, copays, etc. (if any), as would be applicable to the Eligible Employees and dependents if provided under the Basic Plans and shall constitute such Eligible Employee's Basic Plans for all purposes under this Plan. The costs of Substitute Basic Coverage (except for any monthly contributions, copays, etc.) shall be borne by SBC and shall not be included in the determination of any Eligible Employee's annual Plan contribution amount as provided in Section 5.

5. Costs. Except as provided below in this Section, costs and expenses incurred in the operation and administration of this Plan will be borne by SBC; and each subsidiary will be required to reimburse SBC for applicable costs and expenses attributable to Eligible Employees employed by it:

- Effective January 1, 1999, an Eligible Employee electing coverage under the Plan will pay for coverage under the Plan while in active service. Such Eligible Employee's annual contribution amount will be equal to 10% of SBC's actual costs per Eligible Employee for the prior Plan year.

- Effective with respect to a retirement occurring on or after January 1, 1999, an Eligible Employee who became an Eligible Employee before January 1, 1999 and who elects retirement coverage under the Plan will pay for coverage under the Plan during retirement. Such Eligible Employee's annual contribution amount during retirement will be equal to a percentage of SBC's actual costs per Eligible Employee for the prior Plan year according to the following:

         The contribution percentage to be used shall be the lower of the Annual Contribution Percentage determined using each Eligible Employee's Age or Years Until Retirement as of December 31, 1997:


                                        Annual                                                       Annual
                                     Contribution                    Years Until                  Contribution
            Age                       Percentage      OR             Retirement                    Percentage
            ---                      ------------     --             ----------                   ------------
if age 55 or older                        10%                 if retirement eligible                  10%

if age 50 or older but less               25%                 if not retirement eligible      10% plus 5% for each
than 55                                                                                        whole year* until
                                                                                             retirement eligibility
                                                                                              (not to exceed 50%)

if less than age 50                       50%

*in the event an Eligible Employee is less than one whole year from retirement eligibility, the Annual Contribution Percentage shall be determined as if one whole year from retirement eligibility

Coverage will remain in effect as long as the applicable contribution is paid by the Retiree. However, once a Retiree terminates coverage he or she may not reinstate such coverage.

6. Non-Competition. Notwithstanding any other provision of this Plan, no coverage shall be provided under this Plan with respect to any Eligible Employee who shall, without the written consent of SBC, and while employed by SBC or any subsidiary thereof, or within three (3) years after termination of employment from SBC or any subsidiary thereof, engage in competition with SBC or any subsidiary thereof or with any business with which a subsidiary of SBC or an affiliated company has a substantial interest (collectively referred to herein as "Employer business"). For purposes of this Plan, engaging in competition with any Employer business shall mean engaging by Eligible Employee in any business or activity in the same geographical market where the same or substantially similar business or activity is being carried on as an Employer business. Such term shall not include owning a nonsubstantial publicly traded interest as a shareholder in a business that competes with an Employer business. However, engaging in competition with an Employer business shall include representing or providing consulting services to, or being an employee of, any person or entity that is engaged in competition with any Employer business or that takes a position adverse to any Employer business. Accordingly, coverage shall not be provided under this Plan if, within the time period and without the written consent specified, Eligible Employee either engages directly in competitive activity or in any capacity in any location becomes employed by, associated with, or renders service to any company, or parent or affiliate thereof, or any subsidiary of any of them, if any of them is engaged in competition with an Employer business, regardless of the position or duties the Eligible Employee takes and regardless of whether or not the employing company, or the company that Eligible Employee becomes associated with or renders service to, is itself engaged in direct competition with an Employer business.

7. Administration. Subject to the terms of the Plan, the Chairman shall establish such rules as are deemed necessary for the proper administration of the Plan. SBC will compute a "gross-up" allowance which will be paid to an Eligible Employee to offset income tax liabilities incurred as a result of receiving benefits under this Plan.

8. Amendments and Termination. This Plan may be modified or terminated at any time in accordance with the provisions of SBC's Schedule of Authorizations.

                                   EXECUTIVE
                                  HEALTH PLAN
                           ADMINISTRATIVE GUIDELINES

                               TABLE OF CONTENTS


SECTION                                        SUBJECT                                 PAGE
-------                                        -------                                 ----
  1.      General........................................................................1
  2.      Coverage Considerations........................................................1
  3.      Enrollment.....................................................................2
  4.      Eligible Charges...............................................................3
  5.      Annual Limits..................................................................3
  6.      Claims Processing..............................................................4
  7.      I. D. Cards....................................................................5
  8.      Prescriptions..................................................................5
  9.      Billing........................................................................5
  10.     Reports........................................................................6
  11.     Accruals.......................................................................6
  12.     Taxes..........................................................................6


Approved:



----------------------------------                   ---------------------------
Chairman & Chief Executive Officer                              Date

                                  SUPPLEMENTAL
                                  HEALTH PLAN
                           ADMINISTRATIVE GUIDELINES

1. General. The purpose of these guidelines is to list the procedures to be followed in administering the Supplemental Health Plan ("SHP").


The Senior Vice President - Human Resources will establish internal procedures and group insurance policies with health carrier(s) as appropriate to carry out the provisions of the Plan.

2.       Coverage Considerations.

Eligible Employees:

Coverage is provided only for an Eligible Employee covered by a subsidiary's basic medical plan ("basic plan"), except as otherwise provided for in Section 4 of the Plan.

Coverage continues during periods of disability and during retirement in certain circumstances as described in the Plan. Coverage during such periods shall be the same as provided to active Eligible Employees.

Coverage for a new Eligible Employee is effective the first day of the month in which the employee is declared to be eligible to participate in the Plan by the Chairman.

Coverage will cease on the last day of the month in which one of the following conditions exist:

         (a)      Eligible Employee is no longer a participant in the Basic
                  Plan

         (b) termination of Eligible Employee from active service for reasons other than disability or the retirement of an Eligible Employee who became an Eligible Employee before January 1, 1999

         (c) death of Eligible Employee (unless surviving dependents continue coverage under basic plan)

         (d) demotion of Eligible Employee so as to no longer be eligible to participate in the Plan

         (e) transfer to a subsidiary that will not bear expenses for the Eligible Employee to participate in the Plan

         (f)      Eligible Employee engages in competitive activity

         (g)      discontinuance of the Plan by SBC or a subsidiary

Dependents:

Coverage is provided for dependents of a covered Eligible Employee if the dependents are covered by the basic plan.

If coverage for a dependent ceases under the basic plan, coverage under this Plan will cease with the same effective date.

If coverage for the Eligible Employee under this Plan ceases for any reason, dependent coverage will cease with the same effective date except where employee coverage ceases due to death of the Eligible Employee, the Plan will continue in effect for surviving dependents as long as the dependents are covered under the basic plan (through automatic coverage or through payment of basic premiums) and are paying any applicable premiums under this Plan.

3. Enrollment. Upon approval as an Eligible Employee, enrollment in the basic plan and payment of any applicable premium under this Plan, the Eligible Employee and current dependents (provided they are also enrolled in the basic plan) shall be covered under the Plan. The Executive Compensation Administration (ECA) contact will forward a portfolio to the Eligible Employee including the following:

-        Blank claim forms (5 to 10 copies)

-        Blue return envelopes (5 to 10)

-        Filing instructions

- I. D. Cards with Eligible Employee's name imprinted (for use for Eligible Employee, spouse, and eligible dependents)


As a matter of convenience for the Eligible Employee, the ECA contact will advise the appropriate payroll office regarding the enrollment and withholding of basic coverage premiums for class II or sponsored dependents not already enrolled in the basic plan. The premium paid for dependents is at the rate specified for basic coverage only. There is no additional premium to be paid for SHP coverage for the dependent. Withholding of dependent basic premiums for retired Eligible Employees, where applicable, shall be handled in the same manner as other withholding arrangements for retired executives.

Each month, the ECA contact will provide the SHP carrier and subsidiary benefit administration groups with a list of Eligible Employees currently enrolled in the Plan. The ECA contact will provide updated dependent information to the carrier whenever new or revised Dependent Enrollment Forms are received from Eligible Employees.



4. Eligible Charges. Charges for medical care will be eligible under this Plan if they are also eligible medical expenses as defined in the Internal Revenue Code. In general, medical expenses are defined to include any amounts paid for the diagnosis, cure, mitigation, treatment or prevention of disease or for the purpose of affecting any structure or function of the body, and transportation for and essential to medical care. Amounts paid for illegal operations or treatments are not eligible medical expenses. In addition, expenses incurred which are merely beneficial to the general health of an individual are also not considered eligible medical expenses unless they are for the primary purpose of curing a particular disease or ailment and prescribed by a doctor.


Eligible Employees are encouraged to use basic plan cost management features, including pre-certification, continued stay, second surgical opinion and designation of Primary Care Physician. Use of these features is optional for Eligible Employees.

5. Annual Limits. The annual limits for charges which will be paid under the Plan are specified in the Plan. Expenses incurred under provisions of basic medical, dental and vision plans are not counted against the Plan's limits. The Plan's limits apply to the following eligible charges:

         a) Medical expenses not paid under a basic medical expense plan (deductibles, co-pay amounts, excluded charges, etc., but not premiums to enroll dependents in the basic plan); plus

         b) Dental expenses not paid under basic dental plan (deductibles, co-pay amounts, excluded charges etc., but not premiums to enroll dependents in the basic plan); plus

         c) All vision expenses not covered by basic vision plan, but not premiums to enroll dependents in the basic plan

When an Eligible Employee or dependent or the Eligible Employee's family exhausts annual coverage, the Eligible Employee will be notified by the carrier.


6. Claims Processing. Eligible Employees or their Providers (Doctors, Hospitals, etc.) should submit all basic medical, dental and vision plan and SHP claims to the SHP carrier (UnitedHealthcare). In no case should claims be submitted for processing under the procedures of the basic medical, dental and vision plans. UnitedHealthcare will coordinate processing for both basic and SHP claims to reduce administrative efforts for Eligible Employees. Retired Eligible Employees who are eligible for coverage under the Plan and who are eligible for Medicare should file with Medicare first. See Medicare Section below.


To submit a claim, Eligible Employees or their Providers should use a claim form (see Attachment 1) and one of the blue envelopes provided in the enrollment portfolio. Documentation of service provided should be attached to the claim form. Additional forms and envelopes are available from the carrier.

The carrier will receive completed forms, verify participation and make payment to the Eligible Employee or to the Provider as appropriate. The Explanation of Benefits statement will be forwarded to the Eligible Employee when payments are made.


Medical and Dental Claims. The carrier will allocate claim charges to either basic medical or dental plan coverage, SHP coverage or non-covered charges. The Eligible Employee or the Eligible Employee's Provider will be reimbursed for all charges except those not eligible under either a basic medical or dental plan or SHP. The carrier will use the separation of charges between plans to produce reports and to track against annual limits.



Vision Claims. The carrier will allocate claim charges to either basic vision plan coverage, SHP coverage or non-covered charges. The Eligible Employee or the Eligible Employee's Provider will be reimbursed for all charges except those not eligible under either a basic vision plan or SHP. The carrier will use the separation of charges between plans to produce reports and to track against annual limits. Eligible Employees should not submit vision claims to carriers other than the SHP carrier.



Medicare. Any retired Eligible Employee eligible for coverage under the Plan or his or her dependents any of whom are eligible for Medicare shall file claims with Medicare first. Expenses not reimbursed by Medicare should then be filed with UnitedHealthcare using the Supplemental Health Plan Claim Form.

Coordination by Administrators. The ECA contact will instruct claims administrators for basic plans (vision, dental, medical) to forward all Eligible Employee claims to the SHP carrier for processing.


Release of Information. If requested by a Provider, it will be necessary for the Eligible Employee to sign a form to authorize the carrier to obtain additional information from a Provider. In those cases, the carrier will forward an information release form directly to the Eligible Employee.


7. I. D. Cards. Each enrollment portfolio includes I.D. cards which should be signed on the back by the Eligible Employee except for the Eligible Employee's spouses card which should be signed by the spouse. The dependent's name will be shown on the dependent's card.



Blank cards can be obtained from the carrier and imprinted locally by the ECA Group.



Each card will contain a carrier telephone number dedicated to the SHP. This number is also on the claim forms.



8. Prescriptions. Participants in the SHP should use the Mail Service Prescription Drug Program or purchase prescriptions from a pharmacy, as appropriate. The Eligible Employee should attach his/her receipt for any amount not covered by the basic Plan to a claim form, and forward to the carrier for full reimbursement. Only prescription medicines are eligible for reimbursement. Over-the-counter medicines (cold tablets, aspirin, etc.) and hygienic supplies (contact lens solution, eye drops, etc.) are not covered under the plan.


9. Billing. The carrier will issue insurance premium bills at the beginning of each quarter to the following SBC entities:

-        SBC ECA Group (for corporate staff Eligible Employees)

- Each subsidiary's Human Resources/Personal Administration Group (for subsidiary Eligible Employees).

Quarterly payments are due to the carrier by the end of the first month in the quarter.

Bills will provide sufficient detail to show the following:


-        Amounts above that allocated to basic medical, dental and vision plans


-        SHP premiums



-        Other SHP charges/credits

-        SBC code

-        State code

- Individual bills for each Eligible Employee as requested by the employing subsidiary

10. Reports. The carrier will issue quarterly reports to the SBC ECA contact. These will include claim-to-premium reconciliation data for use in forecasting end-of-year true-ups and determining whether or not accruals will be required.

11. Accruals. If claim-to premium reconciliation data indicates claims are significantly exceeding premiums during a quarter, accruals should be considered during the year. At the end of the year, an accrual is generally required unless a year-end true-up bill is not expected.

12. Taxes. If receipt of coverage/benefits under this Plan results in taxable income, an Eligible Employee's income will be grossed-up.

                                    EXHIBIT C

                 Cingular Wireless SBC Executive Transition Plan

CINGULAR WIRELESS SBC EXECUTIVE TRANSITION SUPPLEMENTAL RETIREMENT INCOME PLAN
(SRIP)

1. Section 1. "Purpose" shall be restated as follows: "The purpose of the Cingular Wireless SBC Executive Transition Supplemental Retirement Income Plan is provide eligible employees with retirement benefits to supplement benefits payable pursuant to Cingular's qualified pension plan. The Cingular Wireless SBC Executive Transition Supplemental Retirement Income Plan is intended as a follow on and continuation of the SBC Supplemental Retirement Income Plan, as such Plan was in effect as of October 28, 2001. The terms of the SBC Supplemental Retirement Income Plan in effect on October 28, 2001, except as herein amended, are incorporated by reference and made a part of the Plan."

2. Any reference to SBC shall be deemed to reference Cingular Wireless LLC. Any reference to the SBC Pension Benefit Plan - Nonbargained Program ("SBCPBP") shall be deemed to reference to the Cingular Wireless Pension Plan.

3. The Plan shall be administered by the Senior Vice President - Human Resources of the Employer and any individual or committee he designates to act on his behalf with respect to any or all of his responsibilities hereunder. Pursuant to Section 6.5, the Senior Vice President - Human Resources shall be authorized to modify or terminate the plan at any time.

4. Eligibility and Participation. Participation in the plan shall be limited to those former SBC executives who (a) previously participated in the SBC SRIP, (b) were contributed to Cingular Wireless as part of the formation of Cingular Wireless on or before December 31, 2001, and
         (c) are specifically identified on Appendix B, hereto. No other Cingular Wireless employees are eligible to participate in or receive benefits from the Cingular Wireless SRIP.

5. Freeze of Benefit Accruals. Participants will continue to accrue benefits under the Cingular Wireless SRIP until the earlier of (i) December 31, 2006, (ii) the termination of their employment; and (iii) the termination of Cingular Wireless SRIP or other cessation of benefit accruals under Cingular Wireless SRIP.

6.       The term "Retirement Eligible" shall be restated as follows:
         "Retirement Eligible or Retirement Eligibility means that a Participant has attained age 55; provided, however, if the Participant is, or has been within the one year period immediately preceding the relevant date, an Officer with 30 or more Years of Service and has not attained age 55, he shall be deemed to be Retirement Eligible. Note: Any reference in any other Cingular Wireless plan to a person being eligible to retire with an immediate pension pursuant to the Cingular SRIP shall be interpreted as having the same meaning as the term Retirement Eligible."

7.       Section 7.5 is amended to insert Georgia in the place of Texas.

CINGULAR WIRELESS SBC EXECUTIVE TRANSITION PENSION MAKE UP PLAN

1. Section 1 shall be amended as follows: "The purpose of the Cingular Wireless SBC Executive Transition Pension Make Up Plan is to recognize, for pension computation purposes, certain compensation being excluded in the determination of retirement benefits under Cingular's qualified Cingular Wireless Pension Plan or other qualified pension plan(s) of any subsidiary of Cingular Wireless LLC. The Cingular Wireless SBC Executive Transition Pension Make Up Plan is intended as a follow on and continuation of the SBC Pension Make Up #1 Plan, as such Plan was in effect as of October 28, 2001. The terms of SBC Pension Make Up #1 Plan in effect on October 28, 2001, except as herein amended, are incorporated by reference and made a part of the Plan."
2. Any reference to SBC shall be deemed to reference Cingular Wireless LLC. Any reference to the SBC Pension Benefit Plan -- Nonbargained Program ("SBCPBP") shall be deemed a reference to the Cingular Wireless Pension Plan. Any reference to the SBC Communications Inc. Supplemental Retirement Income Plan ("SRIP") shall be deemed to reference to the Cingular Wireless SBC Executive Transition Supplemental Retirement Income Plan. Any reference to the SBC STIP shall be a reference to the comparable Cingular Wireless plan. Any reference to the SBC TEAM award shall be a reference to the comparable Cingular Wireless plan.
3. Eligibility and Participation. Participation in the plan shall be limited to those former SBC employees who (a) were contributed to Cingular Wireless as part of the formation of Cingular Wireless on or before December 31, 2001,
    (b) had an accrued benefit under the SBC Pension Make Up #1 Plan as of December 31, 2002, and (c) otherwise meet the eligibility requirements of
    Section 3 of the Plan. No other Cingular Wireless employees are eligible to participate in or receive benefits from the Cingular Wireless SBC Executive Transition Pension Make Up.
4. Section 4 is amended to delete any reference to the SBC Mid Career Hire Plan. In addition, Section 4, Paragraph 8 is deleted in its entirety to eliminate installment payments when the lump sum payment option is elected in the Cingular Wireless Pension Plan.
5. The Plan shall be administered by the Senior Vice President -- Human Resources of the Employer and any individual or committee he designates to act on his behalf with respect to any or all of his responsibilities hereunder. Pursuant to Section 13, the Senior Vice President -- Human Resources shall be authorized to modify or terminate the plan at any time.
6. Freeze of Benefit Accruals. Participants will continue to accrue benefits under the Plan until the earlier of (i) December 31, 2006, (ii) the termination of their employment; and (iii) the termination of the Plan or other cessation of benefit accruals under the Plan.
7.  Section 12 is amended to insert Georgia in the place of Texas.

CINGULAR WIRELESS SBC EXECUTIVE TRANSITION LIFE INSURANCE PLAN

1. Section 1. "Purpose" shall be restated as follows: "The purpose of the Cingular Wireless SBC Executive Transition Life Insurance Plan is to allow for provision of additional survivor benefits for Eligible Employees. The Cingular Wireless SBC Executive Transition Life Insurance Plan is intended as a follow on and continuation of the SBC Supplemental Life Insurance Plan, as such Plan was in effect as of October 28, 2001. The terms of the SBC Life Insurance Plan in effect on October 28, 2001, except as herein amended, are incorporated by reference and made a part of the Plan."

2. All references in the Plan to SBC or SBC Communications, Inc. shall be deemed to be a reference to Cingular Wireless LLC.

3. Eligibility and Participation. Participation in the plan shall be limited to those former SBC executives who (a) were eligible to participate in the SBC Supplemental Life Insurance Plan, (b) were contributed to Cingular Wireless as part of the formation of Cingular Wireless on or before December 31, 2001, and (c) are specifically identified on Appendix B, hereto. No other Cingular Wireless employees are eligible to participate in or receive benefits from the Cingular Wireless SLIP.

4. The Plan shall be administered by the Senior Vice President - Human Resources of the Employer and any individual or committee he designates to act on his behalf with respect to any or all of his responsibilities hereunder. Pursuant to Section 18, the Senior Vice President - Human Resources shall be authorized to modify or terminate the plan at any time.

5. Coverage levels will be based on existing coverage levels and employee titles in effect at the employee's contribution to Cingular Wireless. Where coverages are based on a multiplier of eligible salary, coverages will automatically continue to increase.

6. Section 4 - Alternate Death Benefit is amended as follows: delete last sentence of paragraph two and delete paragraph 3 in its entirety, to eliminate reference to benefits payable under the SBC Pension Benefit Plan - Nonbargained Program.

7.       Section 15 is amended to insert Georgia in the place of Texas.

8. Any references to the Board of Directors of SBC Communications, Inc. shall be deemed to be a reference to the Board of Directors/Strategic Review Committee of Cingular Wireless Corporation.

CINGULAR WIRELESS SBC EXECUTIVE TRANSITION SALARY AND INCENTIVE AWARD DEFERRAL PLAN (SIAD)

1. Article 1 -- "Statement of Purpose" shall be restated as follows: "The purpose of the Cingular Wireless SBC Executive Transition Salary and Incentive Award Deferral Plan is provide a select group of management employees consisting of eligible employees with a means of deferring the receipt of income. The Cingular Wireless SBC Executive Transition Salary and Incentive Award Deferral Plan is intended as a follow on and continuation of the SBC Salary and Incentive Award Deferral Plan, as such Plan was in effect as of October 28, 2001. The terms of the Salary and Incentive Award Deferral Plan in effect on October 28, 2001, except as herein amended, are incorporated by reference and made a part of the Plan."
2. Any reference to SBC Communications Inc. shall be deemed to reference Cingular Wireless LLC. Any reference to SBC shall be deemed to reference Cingular Wireless. Any reference to the SBC Pension Benefit Plan -- Nonbargained Program ("SBCPBP") shall be deemed to reference to the Cingular Wireless Pension Plan.
3. Eligibility and Participation. Participation in the plan shall be limited to those former SBC executives who (a) previously participated in the SBC SIAD, (b) were contributed to Cingular Wireless as part of the formation of Cingular Wireless on or before December 31, 2001, and (c) are specifically identified on Appendix B, hereto. No other Cingular Wireless employees are eligible to participate in or receive benefits from the Cingular Wireless SIAD. With respect to Article 4 -- Contributions, no additional contributions will be allowed under the Cingular Wireless SBC Executive Transition Salary and Incentive Award Deferral Plan. Distributions pursuant to Article 5 will be based on contributions made prior to October 28, 2001 plus accrued interest determined in accordance with Section 4.2(b).
4. The reference to "Chairman" under Article 2 -- Definitions is deleted, as is any reference to Chairman throughout the plan.
5. "Employer" means Cingular Wireless LLC and any subsidiary or affiliate of Cingular Wireless LLC that is authorized by Cingular Wireless to participate in the Plan.
6. "Incentive Award" is amended to insert "the short term or long term award payable by Cingular" in place of the awards payable under specified SBC plans.
7. The definition of "Termination Under EPR" within Article 2 -- Definitions is deleted in its entirety.
8. The Plan shall be administered by the Senior Vice President -- Human Resources of the Employer and any individual or committee he designates to act on his behalf with respect to any or all of his responsibilities hereunder. Pursuant to Section 7.2, the Senior Vice President -- Human Resources shall be authorized to modify or terminate the plan at any time.
9.  Section 8.10 is amended to insert Georgia in the place of Texas.

CINGULAR WIRELESS SBC EXECUTIVE TRANSITION LONG TERM DISABILITY PLAN

1. Section 1.1 "Plan" shall be mean: The Cingular Wireless SBC Executive Transition Long Term Disability Plan. The purpose of this plan is to provide supplemental disability coverage to the group disability plan. The Cingular Wireless SBC Executive Transition Long Term Disability Plan is intended as a follow on and continuation of the SBC Senior Management Long Term Disability Plan, as such Plan was in effect as of October 28, 2001. The terms of the SBC Senior Management Long Term Disability Plan in effect on October 28, 2001, except as herein amended, are incorporated by reference and made a part of the Plan.
2. Any reference to SBC Communications Inc. shall be deemed to reference Cingular Wireless LLC. Any reference to SBC shall be deemed to reference Cingular Wireless. Any reference to the SBC Pension Benefit Plan -- Nonbargained Program ("SBCPBP") shall be deemed to reference to the Cingular Wireless Pension Plan.
3. Section 1.2 Employer shall mean Cingular Wireless or any of its subsidiaries or affiliates, which participate in the Plan.
4. Section 1.4 Disability Benefit Plan shall mean the Disability Program of the Cingular Wireless Health and Welfare Benefits Plan for Nonbargained Employees

CINGULAR WIRELESS SBC EXECUTIVE TRANSITION LONG TERM DISABILITY PLAN

1. Section 1.1 "Plan" shall be mean: The Cingular Wireless SBC Executive Transition Long Term Disability Plan. The purpose of this plan is to provide supplemental disability coverage to the group disability plan. The Cingular Wireless SBC Executive Transition Long Term Disability Plan is intended as a follow on and continuation of the SBC Senior Management Long Term Disability Plan, as such Plan was in effect as of October 28, 2001. The terms of the SBC Senior Management Long Term Disability Plan in effect on October 28, 2001, except as herein amended, are incorporated by reference and made a part of the Plan.

2. Any reference to SBC Communications Inc. shall be deemed to reference Cingular Wireless LLC. Any reference to SBC shall be deemed to reference Cingular Wireless. Any reference to the SBC Pension Benefit Plan - Nonbargained Program ("SBCPBP") shall be deemed to reference to the Cingular Wireless Pension Plan.

3. Section 1.2 Employer shall mean Cingular Wireless or any of its subsidiaries or affiliates, which participate in the Plan.

4. Section 1.4 Disability Benefit Plan shall mean the Disability Program of the Cingular Wireless Health and Welfare Benefits Plan for Nonbargained Employees

5. Section 1.5 Mid-Career Pension Plan shall be deleted in its entirety. Any reference to this plan shall be deleted.

6. Section 1.6 Short Term Plan shall mean short term incentive awards granted under the comparable Cingular Wireless plan, if any.

7. Section 1.7 Committee shall be amended to delete the last sentence in its entirety.

8. Eligibility and Participation. Participation in the plan shall be limited to those former SBC executives who (a) previously participated in the SBC Senior Management Long Term Disability Plan, (b) were contributed to Cingular Wireless as part of the formation of Cingular Wireless on or before December 31, 2001, and (c) are specifically identified on Appendix B, hereto. No other Cingular Wireless employees are eligible to participate in or receive benefits from the Cingular Wireless SBC Executive Transition Long Term Disability Plan.

9. Section 1.8(b) shall be deleted in its entirety. Any reference to this plan shall be deleted.

10. Section 1.10 Annual Basic Pay shall be amended insert the Cingular Wireless Cash Deferral Plan in the place of the Senior Management Deferred compensation Plan and to replace the SBC Communications Inc. Long Term Incentive Plan with the comparable Cingular Wireless plan, if any.

11. Section 2.1(a) shall be amended to insert "first twenty-six week period" in the place of "first fifty-two week period."

12. Section 2.1(b) shall be amended to insert "first twenty-six week period" in the place of "first fifty-two week period."

13. Section 2.4(b) The Board of Directors shall mean the Cingular Wireless Board of Directors.

14. Section 4 Medical Expense Benefits shall be amended to insert the Medical Program of the Cingular Wireless Health and Welfare Benefits Plan for Nonbargained Employees and the Dental Program of the Cingular Wireless Health and Welfare

         Benefits Plan for Nonbargained Employees in place of the SBC Communications Inc. Medical Expense Plan and Dental Expense Plan, respectively.

15. The Plan shall be administered by the Senior Vice President - Human Resources of the Employer and any individual or committee he designates to act on his behalf with respect to any or all of his responsibilities hereunder. Pursuant to Section 6.3, the Senior Vice President - Human Resources shall be authorized to modify or terminate the plan at any time.

CINGULAR WIRELESS SBC EXECUTIVE TRANSITION EXECUTIVE HEALTH PLAN
1. Section 1 Purpose shall be amended as follows: "The purpose of the Cingular Wireless SBC Executive Transition Executive Health Plan is to provide eligible employees and their eligible dependents with supplemental medical, dental and vision benefits. The Cingular Wireless SBC Executive Transition Executive Health Plan is intended as a follow on and continuation of the SBC Executive Health Plan, as such Plan was in effect as of October 28, 2001. The terms of the SBC Executive Health Plan in effect on October 28, 2001, except as herein amended, are incorporated by reference and made a part of the Plan."
2. Any reference to SBC shall be deemed to reference Cingular Wireless LLC. Any reference to the SBC Pension Benefit Plan - Nonbargained Program ("SBCPBP") shall be deemed a reference to the Cingular Wireless Pension Plan. Any reference to the SBC Communications Inc. Supplemental Retirement Income Plan ("SRIP") shall be deemed to reference to the Cingular Wireless SBC Executive Transition Supplemental Retirement Income Plan.
3. Eligibility and Participation. Participation in the plan shall be limited to those former SBC executives who (a) previously participated in the SBC Executive Health Plan, (b) were contributed to Cingular Wireless as part of the formation of Cingular Wireless on or before December 31, 2001, and (c) are specifically identified on Appendix B, hereto. No other Cingular Wireless employees are eligible to participate in or receive benefits from the Cingular Wireless SBC Executive Transition Executive Health Plan.
4.       Chairman shall mean the Senior Vice President - Human Resources.
5. Committee shall mean the Cingular Wireless Benefits Committee as designated by the Senior Vice President - Human Resources.
6.       Section 2 Termination Under EPR is deleted in its entirety.
7. The Plan shall be administered by the Senior Vice President - Human Resources of the Employer and any individual or committee he designates to act on his behalf with respect to any or all of his responsibilities hereunder. Pursuant to Section 8, the Senior Vice President - Human Resources shall be authorized to modify or terminate the plan at any time.